                                                                   EXHIBIT 10.35

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 31, 2001

                                      AMONG

                      DOMINION HOMES, INC., AS THE COMPANY

           THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO, AS LENDERS

              THE HUNTINGTON NATIONAL BANK, AS ADMINISTRATIVE AGENT

                                       AND

                  THE HUNTINGTON NATIONAL BANK, AS ISSUING BANK

Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

                                TABLE OF CONTENTS

                                                                                               PAGE NO.
                                                                                               --------
1.    AMOUNT AND TERMS OF EXTENSIONS OF CREDIT...............................................      1
      1.1.     Amendment and Restatement.....................................................      1
      1.2.     The Revolving Credit Facility.................................................      1
      1.3.     Letters of Credit.............................................................      3
      1.4.     Swing Line Loans..............................................................      7
      1.5.     Potential Defaults............................................................      8

2.    BORROWING BASE DEFINITIONS.............................................................      8
      2.1.     Borrowing Base................................................................      8
      2.2.     Available Cash................................................................      9
      2.3.     Developed Lots and Fall Foundation Lots.......................................      9
      2.4.     [Intentionally Omitted.]......................................................     10
      2.5.     [Intentionally Omitted.]......................................................     10
      2.6.     Eligible Lumber Inventory.....................................................      9
      2.7.     Eligible Real Estate..........................................................      9
      2.8.     Investments in Joint Ventures.................................................     10
      2.9.     Lots Under Development........................................................     10
      2.10.    Model Homes...................................................................     10
      2.11.    Real Estate Held for Development..............................................     10
      2.12.    Home Work-in-Process..........................................................     10
      2.13.    Speculative Homes.............................................................     11
      2.14.    Mutual Exclusivity............................................................     11

3.    INTEREST RATES, FEES, ADDITIONAL COSTS AND PAYMENTS....................................     11
      3.1.     Interest Rates................................................................     11
      3.2.     Prepayment....................................................................     11
      3.3.     Eurodollar Rate...............................................................     11
      3.4.     [Intentionally Omitted.]......................................................     12
      3.5.     Conversions of Advances.......................................................     12
      3.6.     Additional Costs..............................................................     12
      3.7.     Limitation on Requests and Elections..........................................     13
      3.8.     Illegality and Impossibility..................................................     13
      3.9.     Compensation..................................................................     14
      3.10.    Survival of Obligations.......................................................     14
      3.11.    Interest Rate Protection......................................................     14
      3.12.    Default Interest Rate.........................................................     15
      3.13.    Fees..........................................................................     15
      3.14.    Capital Adequacy and Removal of Affected Lender...............................     16
      3.15.    Mandatory Reduction...........................................................     17

4.    EVIDENCE OF INDEBTEDNESS...............................................................     17

5.    COSTS AND EXPENSES.....................................................................     18

6.    CONDITIONS PRECEDENT...................................................................     19
      6.1.     Effectiveness and Initial Advance.............................................     19
      6.2.     Conditions Precedent to Subsequent Advances...................................     19

7.    WARRANTIES AND REPRESENTATIONS.........................................................     19
      7.1.     Organization and Authority....................................................     19
      7.2.     Borrowing is Legal and Authorized.............................................     20
      7.3.     Taxes.........................................................................     20
      7.4.     Corporate Information.........................................................     20
      7.5.     Compliance with Law...........................................................     20
      7.6.     Financial Statements; Full Disclosure.........................................     21
      7.7.     Litigation: Adverse Effects...................................................     21
      7.8.     No Insolvency.................................................................     21
      7.9.     Government Consent............................................................     21
      7.10.    Title to Properties...........................................................     22
      7.11.    No Defaults...................................................................     22
      7.12.    Environmental Protection......................................................     22
      7.13.    Margin Loans..................................................................     22
      7.14.    Real Estate Ownership.........................................................     23

8.    COMPANY BUSINESS COVENANTS.............................................................     24
      8.1.     Payment of Taxes and Claims...................................................     24
      8.2.     Maintenance of Properties and Corporate Existence.............................     25
      8.3.     Sale of Assets................................................................     25
      8.4.     Liens and Encumbrances (Negative Pledge)......................................     26
      8.5.     Indebtedness..................................................................     26
      8.6.     Contingent Liabilities........................................................     27
      8.7.     Operating Lease Rentals.......................................................     29
      8.8.     Acquisition of Capital Stock..................................................     29
      8.9.     Restrictions on Dividends.....................................................     29
      8.10.    Management....................................................................     29
      8.11.    Investments, Loans and Advances...............................................     29
      8.12.    ERISA.........................................................................     29
      8.13.    Tangible Net Worth............................................................     29
      8.14.    Leverage Ratio................................................................     29
      8.15.    No Losses.....................................................................     29
      8.16.    Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth.........     30
      8.17.    Interest Coverage Ratio.......................................................     30

      8.18.    Land Held for Development (Unzoned)...........................................     30
      8.19.    Maintenance of Deposits.......................................................     30
      8.20.    Model Homes Inventory.........................................................     30
      8.21.    Speculative Homes.............................................................     30
      8.22.    Further Real Estate Acquisition Limitations, New Market Investment Amount.....     30
      8.23.    Conduct of Business, Subsidiaries.............................................     31
      8.24.    Permitted Acquisitions........................................................     31
      8.25.    Restriction on Fundamental Changes............................................     31
      8.26.    Fall Foundation Lots..........................................................     32

9.    INFORMATION AS TO COMPANY AND SUBSIDIARIES.............................................     32

10.   EVENTS OF DEFAULT......................................................................     33
      10.1.    Nature of Events..............................................................     33
      10.2.    Default Remedies..............................................................     35

11.   THE ADMINISTRATIVE AGENT...............................................................     38
      11.1.    Appointment...................................................................     38
      11.2.    Powers........................................................................     38
      11.3.    General Immunity..............................................................     38
      11.4.    No Responsibility for Loans, Recitals.........................................     38
      11.5.    Action on Instructions of Lenders.............................................     39
      11.6.    Employment of Administrative Agents and Counsel...............................     39
      11.7.    Reliance on Documents, Counsel................................................     39
      11.8.    Reimbursement and Indemnification.............................................     39
      11.9.    Rights as a Lender............................................................     40
      11.10.   Lender Credit Decision........................................................     38
      11.11.   Successor Administrative Agent................................................     39
      11.12.   Ratable Payments..............................................................     39
      11.13.   Application of Payments.......................................................     40

12.   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......................................     41
      12.1.    Successors and Assigns........................................................     41
      12.2.    Participations................................................................     41
      12.3.    Assignments...................................................................     42
      12.4.    Dissemination of Information..................................................     43
      12.5.    Tax Treatment.................................................................     43

13.   NOTICES AND GENERAL PROVISIONS.........................................................     43
      13.1.    Notices.......................................................................     43
      13.2.    Reproduction of Documents.....................................................     44

      13.3.    Survival......................................................................     44
      13.4.    Amendments....................................................................     44
      13.5.    Duplicate Originals...........................................................     45
      13.6.    Enforceability and Governing Law..............................................     45
      13.7.    Fiscal Year...................................................................     47
      13.8.    Consent to Jurisdiction and Waiver of Objection to Venue......................     48
      13.9.    Waiver of Jury Trial..........................................................     48
      13.10.   Confidentiality...............................................................     48

14.   DEFINITIONS............................................................................     49
      14.1.    Accounting Terms..............................................................     49
      14.2.    Other Definitional Provisions.................................................     49
      14.3.    Defined Terms.................................................................     49

EXHIBITS

     A-1      -   Form of Revolving Credit Note
     A-2      -   Form of Swing Line Note
     B        -   Form of Standby Letter of Credit Reimbursement Agreement
     C        -   Form of Notice of Borrowing or Continuation/Conversion
     D        -   Form of Officer's Certificate to Accompany Reports
     E        -   Form of Assignment and Acceptance
     F        -   Form of Subsidiary Guaranty

SCHEDULES

     Schedule 6.1(a)     - Conditions Precedent to Initial Disbursement
     Schedule 7.4        - Corporate Information
     Schedule 7.10       - Schedule of Permitted Encumbrances

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This Amended and Restated Credit Agreement (the "Agreement") dated as of December 31, 2001, is entered into among Dominion Homes, Inc., an Ohio corporation (the "Company"), the institutions from time to time party hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (individually, a "Lender" and collectively, the "Lenders"), The Huntington National Bank ("Huntington") as issuing bank and as a Lender, and Huntington, in its separate capacity as administrative agent for the Lenders and the issuing bank (with its successors in such capacity, "Administrative Agent").

AMOUNT AND TERMS OF EXTENSIONS OF CREDIT

1.1.  Amendment and Restatement.

      The Indebtedness and obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all Indebtedness and obligations of the Borrower evidenced by a certain Credit Agreement dated as of May 29, 1998 (the "Prior Credit Agreement"), all promissory notes, instruments, applications for letters of credit, letter of credit reimbursement agreements, and any other document, agreement, waiver or other instrument executed in connection therewith (collectively the "Existing Credit Documents") and shall remain in full force and effect except to extent modified by this Agreement. The terms and conditions of this Agreement and the Administrative Agent's rights and remedies hereunder, shall apply to all of the obligations incurred under the Prior Credit Agreement and the Existing Credit Documents. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Prior Credit Agreement or evidence payment of all or any of such obligations and liabilities. All references to the Prior Credit Agreement in the Existing Credit Documents shall be deemed to refer to this Agreement. If any inconsistency exists between this Agreement and the Prior Credit Agreement, the terms of this Agreement shall prevail. Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness evidenced by the Prior Credit Agreement or the Existing Credit Documents (this being an amendment and restatement only).

1.2.  The Revolving Credit Facility.

      (a) Revolving Loans. Subject to the terms and conditions hereof, each Lender hereby severally (and not jointly) agrees to make revolving loans, in U.S. dollars (each individually a "Revolving Loan" and collectively the "Revolving Loans") to the Company from time to time during the period from the initial advance hereunder to the Business Day prior to the Revolving Credit Termination Date, in an amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment at such time; provided, that the aggregate amount of the Revolving Loans made to the Company by each Lender at any time shall not exceed such Lender's Pro Rata Share of the Revolving Credit Availability on such date. All Revolving Loans hereunder shall be made by such Lenders simultaneously and proportionately to their then respective Revolving Credit Commitments.

      (b) Borrowing Base Availability. In addition to the foregoing limitation, the Revolving Credit Obligations shall at no time exceed the Borrowing Base Availability.

      (c) Frequency and Amount of Advances. Subject to the provisions hereof, the Company may borrow and repay any outstanding advance under the Revolving Loans on any Business Day, and any amounts so repaid may be reborrowed.

      (d) Notices of Borrowing. When the Company desires to borrow or convert an advance hereunder, it shall deliver to the Administrative Agent an irrevocable notice of borrowing, in form attached hereto as Exhibit C ("Notice of Borrowing") or such other form satisfactory to the Administrative Agent, no later than 12:00 noon (Columbus, Ohio time) (i) at least one Business Day in advance of the proposed funding or conversion date in the case of a Prime Rate Advance, and (ii) at least three (3) Business Days in advance of the proposed funding or conversion date in the case of a Eurodollar Advance. The Notice of Borrowing shall specify (i) the proposed funding or conversion date, (ii) the amount of the proposed advance, (iii) whether the proposed advance will be a Eurodollar Advance or a Prime Rate Advance and if a Eurodollar Advance the Interest Period therefor, and (iv) instructions for the disbursement of the proceeds of the advance.

      (e) Making of Revolving Loans.

            (i) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Lender by telecopy or other similar form of notice of the proposed borrowing. Each Lender shall deposit with the Administrative Agent an amount equal to its Pro Rata Share of the amount requested by the Company to be made as Revolving Loans in immediately available funds on the funding date specified in the applicable Notice of Borrowing, subject to the fulfillment of the conditions precedent set forth below. The Administrative Agent shall make the proceeds of such amounts received by it available to the Company at the office of the Administrative Agent on such funding date and shall disburse such proceeds in accordance with the Company's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described with the Administrative Agent on the applicable funding date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such funding date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder, nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of such failure.

            (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable funding date in respect of any borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such funding date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Administrative Agent, on such funding date, and the Administrative Agent, in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Company on such funding date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Company by the Administrative Agent, but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable funding date, such Lender agrees to pay, and in addition the Company agrees to repay, to the Administrative Agent, forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Company until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Company, at the interest rate applicable to such borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such borrowing. If such Lender shall pay to the Administrative Agent, the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Company shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Company such corresponding amount. This Section 1.2(e) does not relieve any Lender of its obligation to make its Revolving Loan on any funding date.

      (f) Use of Proceeds of Revolving Loans. The proceeds of the Revolving Loans may be used (i) to pay the purchase price of any Permitted Acquisition and other related transaction costs and expenses and to fund any refinancing of Indebtedness in connection with a Permitted Acquisition as set forth and certified in the Notice of Borrowing pertaining thereto, (ii) to fund working capital in the ordinary course of the business of the Company and its Subsidiaries, (iii) to amend and restate existing Indebtedness under the Prior Credit Agreement, (iv) to make Investments permitted by Section 8.11 of this Agreement, and (v) for other lawful general corporate purposes not prohibited hereunder. Notwithstanding anything herein to the contrary, no proceeds of Revolving Loans may be used to fund payments not permitted by this Agreement.

      (g) Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment of cash collateral shall be made to the satisfaction of Huntington and the Administrative Agent), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate at the close of business of the Administrative Agent on the Business Day next preceding the Revolving Credit Termination Date.

      (h) Interest. Accrued interest under the Revolving Loans shall be due and payable on each Interest Payment Date.

1.3.  Letters of Credit.

      (a) Issuance. Subject to the terms and conditions set forth herein, Huntington hereby agrees to issue for the account of the Company, a Restricted Subsidiary, or an Approved Joint Venture, one or more letters of credit in U.S. dollars (each individually a "Letter of Credit" and collectively the "Letters of Credit") from time to time during the period from the date hereof to the Revolving Credit Termination Date, provided that the Letter of Credit Obligations shall at no time exceed the sum of $20,000,000, provided that the Revolving Credit Obligations shall at no time exceed the Revolving Credit Maximum Amount; and provided further, however, that the Revolving Credit Obligations shall not exceed the Borrowing Base Availability.

      (b) Expiry Dates. The Company, a Restricted Subsidiary or an Approved Joint Venture, as applicable, shall have no right to obtain issuance of Letters of Credit which have an expiration date later than the earlier of (i) the Revolving Credit Termination Date or (ii) 24 months from issuance of such Letter of Credit.

      (c) Participations.

            (i) Immediately upon issuance by Huntington of any Letter of Credit in accordance with the procedures set forth in this Section 1.3, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Huntington, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share.

            (ii) If Huntington makes any payment under any Letter of Credit, and such amount is not repaid to Huntington within two Business Days, Huntington shall promptly notify the Administrative Agent, which shall promptly notify each Lender, and each such Lender shall promptly and unconditionally pay to the Administrative Agent for the account of Huntington, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment, and the Administrative Agent shall promptly pay to Huntington such amounts received by it, and any other amounts received by the Administrative Agent for Huntington's account, pursuant to this Section 1.3. All such payments shall constitute Revolving Loans made to the Company (irrespective of the satisfaction of the conditions in Section 6 or the requirement to deliver a Notice of Borrowing, which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to Huntington, the Lenders irrevocably waive) and shall thereupon cease to be unpaid Reimbursement Obligations. Such Revolving Loans shall be Prime Rate Advances. If a Lender does not make its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of Huntington, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to Prime Rate Advances. The failure of any such Lender to make available to the Administrative Agent for the account of Huntington its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of Huntington such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. This Section does not relieve any Lender of its obligation to purchase Pro Rata Share participations in Letters of Credit; nor does this Section relieve the Company of its obligation to pay or repay Huntington's funding of such payment pursuant to this Section or interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

            (iii) In the event that any draw occurs under any of the Letters of Credit, and such draw is not reimbursed within two Business Days after demand to the Company, the Company shall be deemed to have made a Notice of Borrowing of a Prime Rate Advance under the Revolving Loans to repay such amount, and if the Company has insufficient ability to obtain Revolving Loans to pay such draw, the Administrative Agent is hereby authorized to repay such draw by charging any or all of the Company's accounts or checking accounts in such order as it deems appropriate, in its sole discretion.

            (iv) Whenever Huntington receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has made a Revolving Loan pursuant to clause (ii) of this Section, Huntington shall promptly pay to the Administrative Agent such payment. Each such payment shall be made by Huntington or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person, if received prior to 11:00 a.m. (Columbus time) on such Business Day, and otherwise on the next succeeding Business Day.

            (v) Upon the request of any Lender to the Administrative Agent, Huntington shall furnish such Lender copies of any Letter of Credit or Letter of Credit Application to which Huntington is party and such other documentation as reasonably may be requested by such Lender.

            (vi) The obligations of a Lender to make payments to the Administrative Agent for the account of Huntington with respect to a Letter of Credit, shall be irrevocable, shall not be subject to any qualification or exception whatsoever, except willful misconduct or gross negligence of Huntington as such issuing bank as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this Section (irrespective of the satisfaction of the conditions described in Section 6, as applicable which conditions, for the purposes of the repayment of Letters of Credit to Huntington, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability hereof or of any of the other Loan Documents; (B) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any issuing bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (E) any failure by Huntington to make any reports required pursuant to this Section 1.2 or the inaccuracy of any such report; or (F) the occurrence of any Event of Default or Potential Default.

      (d) Requirements for Issuance of Letters of Credit.

            (i) The Company may request Huntington to issue or cause the issuance of a Letter of Credit by delivering to the Administrative Agent Huntington's standard form of Letter of Credit Application and Agreement for Standby Letter of Credit and/or Reimbursement Agreement (collectively the "Letter of Credit Application") completed to the satisfaction of Huntington, and such other certificates, documents and other papers and information as the Administrative Agent or Huntington may request.

            (ii) Each Letter of Credit shall, among other things, provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of Ohio.

            (iii) Huntington shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, which notice to the Administrative Agent shall promptly transmit by telecopy, telephone or similar transmission to each Lender.

            (iv) In connection with the issuance of any Letter of Credit, the Company shall indemnify, save and hold Huntington, the Administrative Agent, and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Huntington, the Administrative Agent or any Lender, and expenses and reasonable attorneys' fees incurred by any of the same arising out of, or in connection with, any Letter of Credit issued on behalf of the Company, a Restricted Subsidiary or any Approved Joint Venture. The Company shall be bound by Huntington's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit, regardless of whether any such interpretation may be different from the Company's. Neither Huntington, the Administrative Agent nor any Lender, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following the Company's instructions or those contained in any Letter of Credit or in any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except in the case of the Administrative Agent's, any Lender's, the issuing bank's or such correspondents' gross negligence or willful misconduct.

            (v) The Company shall authorize and direct Huntington with respect to each Letter of Credit to name the Company, a Restricted Subsidiary or an Approved Joint Venture as the "Account Party" therein, shall deliver to Huntington, upon request of Huntington, all instruments, documents, and other writings and property pursuant to the Letter of Credit and shall accept and rely upon Huntington's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

      (e) Use of Proceeds for Letters of Credit. The Letters of Credit shall be used by the Company, a Restricted Subsidiary or any Approved Joint Venture (i) to support bonding requirements for real estate site improvements or maintenance in favor of various municipal entities, (ii) to secure the Company's, a Restricted Subsidiary's or any Approved Joint Venture's contractual performance with respect to the Company's land and lot development activities, (iii) to secure the Company's, a Restricted Subsidiary's or any Approved Joint Venture's contractual performance in connection with land acquisition activities, and (iv) to provide admitted capital in connection with the Insurance Sub, subject to the limitations set forth in this Agreement.

1.4.  Swing Line Loans.

      (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 6 hereof, from and including the date hereof and prior to the Revolving Credit Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Company from time to time in an amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Revolving Credit Maximum Amount; and provided, further, that at no time shall the sum of (i) the outstanding amount of the Swing Line Loans, plus (ii) the outstanding amount of Revolving Loans made by the Swing Line Bank, plus (iii) the Swing Line Bank's Pro Rata Share of Letter of Credit Obligations, exceed the Swing Line Bank's Revolving Credit Commitment at such time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Credit Termination Date.

      (b) Borrowing/Conversion/Continuation Notice. The Company shall deliver to the Administrative Agent and the Swing Line Bank an executed Notice of Borrowing, not later than 2:00 p.m. (Columbus, Ohio time) on the proposed borrowing date of each Swing Line Loan, specifying (i) the applicable borrowing date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan.

      (c) Making of Swing Line Loans. Promptly after receipt of the Notice of Borrowing in respect of Swing Line Loans, the Administrative Agent shall notify the Swing Line Bank by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Columbus, Ohio time) on the applicable borrowing date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Columbus, Ohio to the Administrative Agent at its address specified pursuant to Section 13. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Company on the borrowing date at the Administrative Agent's address.

      (d) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on or before the fifth (5th) Business Day after the borrowing date for such Swing Line Loan. The Company may at any time pay, without penalty or premium, all outstanding Swing Line Loans or any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent, with respect to any Swing Line Loan which shall have been advanced by the Swing Line Bank prior to the Swing Line Bank's actual knowledge of the occurrence of an Event of Default
(i) may at any time in its sole discretion with respect to any such outstanding Swing Line Loan, or (ii) shall on the earlier of (A) the fifth (5th) Business Day after the borrowing date of any such Swing Line Loan, or (B) such date that repayment of any Swing Line Loan is necessary to provide the Company, subject to the terms of this Agreement, advances pursuant to Revolving Credit Availability, require each Lender to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Columbus, Ohio time) on the date of any notice received pursuant to this Section 1.4(d), each Lender shall make available its required Revolving Loan, in funds immediately available in Columbus, Ohio to the Agent at its address specified pursuant to Section 13. Each Lender's obligation to make Revolving Loans pursuant to this Section 1.4(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (ii) the occurrence or continuance of an Event of Default or Potential Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, or (iv) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 1.4(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 1.4(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Credit Termination Date, the Company shall repay in full the outstanding principal balance of the Swing Line Loans.

      (e) Interest Rate. Interest shall accrue on the unpaid balance of the Swing Line Loans at the Prime Commercial Rate plus the Applicable Prime Rate Margin.

1.5.  Potential Defaults.

      Subject to the obligation, if any, of the Lenders pursuant to Section 1.4(d) hereof, none of the Lenders shall have any obligation to advance or re-advance any sums pursuant to the Revolving Loans, the Swing Line Bank shall have no obligation to advance any Swing Line Loan, and Huntington shall have no obligation to issue or extend any Letters of Credit at any time when (a) an Event of Default has occurred and is continuing or (b) a set of facts or circumstances exists, which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute an Event of Default under Sections 10.1(g), (h), (i) or (j) of this Agreement (herein a "Potential Default").

BORROWING BASE DEFINITIONS

1.6.  Borrowing Base.

      "Borrowing Base" means (without duplication) the aggregate sum of the following:

      (a) 100% of Available Cash, plus

      (b) 75% of Eligible Lumber Inventory, plus

      (c) 90% of Eligible Home Work-in-Process, plus

      (d) the lesser of $15,000,000 or 50% of Eligible Real Estate Held for Development, plus

      (e) the lesser of $10,000,000 or 50% of Eligible Investments in Joint Ventures, plus

      (f) the lesser of or $5,850,000 or 90% of the aggregate sum of Eligible Model Homes, plus

      (g) the lesser of $10,000,000 or 90% of Eligible Speculative Homes, plus

      (h) 70% of Eligible Developed Lots that have been added to the Developed Lots category within eighteen (18) months immediately preceding the date of calculation, and 62.5% of Eligible Developed Lots that have been added to the Developed Lots category more than eighteen (18) months, but less than twenty-four (24) months immediately preceding the date of calculation, plus

      (i)   60% of Eligible Lots Under Development, plus

      (j)   the lesser of $4,500,000 or 50% of Eligible Fall Foundation Lots.

      The Administrative Agent shall deduct from any borrowing availability under the Borrowing Base 100% of the amounts of outstanding Excess Permitted Nonrecourse Borrowings (the "Excess Permitted Nonrecourse Borrowings Reserve").

1.7.  Available Cash.

      "Available Cash" means all of the cash or cash equivalents of the Company or any Restricted Subsidiary held (a) for its own account at Huntington, or (b) by title companies or other escrow agents, consisting solely of the net closing proceeds from residential real estate closings, which cash or cash equivalents are not subject to a lien or offset in favor of such entity.

1.8.  Developed Lots and Fall Foundation Lots.

      "Developed Lots" means all lots of the Company and its Restricted Subsidiaries located in the State of Ohio or any contiguous state on which all development activity has been completed, including without limitation, all site development for streets and sewers, and for which application has been made for final acceptance by the applicable controlling municipality, but excluding any Fall Foundation Lots, valued at the lesser of cost or market, provided however, that no Developed Lot which the Company or a Restricted Subsidiary owns for more than twenty-four (24) months from the time the same became a Developed Lot shall be an Eligible Developed Lot.

      "Fall Foundation Lots" means, during the time period from October 1st of each calendar year continuing through and including March 31st of the immediately succeeding calendar year, those Developed Lots on which the Company has commenced the excavation of a foundation for a single family residential dwelling through the completion of such foundation, valued at the lesser of cost or market, provided, however, that no Fall Foundation Lot in excess of 200 Fall Foundation Lots outstanding at any time shall be an Eligible Fall Foundation Lot.

1.9.  [Intentionally Omitted.]

1.10. [Intentionally Omitted.]

1.11. Eligible Lumber Inventory.

      The term "Eligible Lumber Inventory" means that portion of the Company's or any Restricted Subsidiary's inventory consisting of finished lumber or other building materials, raw materials and finished goods, which shall be free and clear of all liens and encumbrances, valued at the lesser of cost or market (calculated on a FIFO basis and in accordance with GAAP).

1.12. Eligible Real Estate.

      With respect to Developed Lots, Fall Foundation Lots, Lots under Development, Model Homes, Real Estate Held for Development, Home Work-In-Process, Speculative Homes, or any other form or type of real estate of the Company or any Restricted Subsidiary which may be considered for the purposes of the Borrowing Base, the term "Eligible" used in connection with any such type of real estate shall mean that portion of real property (a) owned in fee simple title by the Company or a Restricted Subsidiary, and (b) which is not subject to any mortgage, lien, or encumbrance, except for Unleveraged Seller Financing, and except for reservations, exceptions, encroachments, easements, rights-of-way, restrictions, leases or other similar title exceptions which do not materially detract from the value of such real estate or interfere with its use or resale.

1.13.    Investments in Joint Ventures.

         "Investments in Joint Ventures" shall mean the net equity investment of the Company or any Restricted Subsidiary in all real estate limited liability companies, partnerships or joint ventures (including without limitation Approved Joint Ventures) entered into solely for the purpose of acquiring real property, developing residential lots or other developments and distributing the same to the owners of such entities, valued at the equity method. The term "Eligible" used in connection with Investments in Joint Ventures means any of the foregoing joint ventures or other entities between the Company or a Restricted Subsidiary on one hand, and M/I Schottenstein Homes, Inc., Homewood Corporation, Rockford Homes, Inc., Joshua Investment Company or other joint venture partner or member whose profitability and balance sheet demonstrate creditworthiness, as determined by the Administrative Agent.

1.14.    Lots Under Development.

         "Lots Under Development" shall mean all lots of the Company or any Restricted Subsidiary that such entity intends to use for residential development during the time period between the commencement of development of such lots (by the issuance of a Letter of Credit to support development activities) and the completion of such lot as a Developed Lot, valued at the lesser of cost or market.

1.15.    Model Homes.

         "Model Homes" shall mean residential dwellings of the Company or its Restricted Subsidiaries that have been or are being constructed for the purpose of marketing similar dwellings and for which there is no present intention to sell, valued at the lesser of cost or market.

1.16.    Real Estate Held for Development.

         "Real Estate Held for Development" shall mean that portion of the real estate of the Company or its Restricted Subsidiaries consisting of all undeveloped real estate, prior to the commencement of construction for which such entity intends to develop into residential lots, valued at the lesser of cost or market and if such property is subject to Unleveraged Seller Financing, net of the amount of such Unleveraged Seller Financing.

1.17.    Home Work-in-Process.

      "Home Work-in-Process" shall mean that portion of the real estate of the Company or any Restricted Subsidiary consisting of (a) work-in-process prior to completion and (b) completed units for which such entity has an effective and existing, executed arm's-length, bona fide purchase contract (an "Arm's-Length Contract"), valued at the lesser of cost or market.

1.18. Speculative Homes.

      "Speculative Homes" shall mean residential dwellings or lots other than Fall Foundation Lots on which the Company or a Restricted Subsidiary has commenced construction for such dwellings, which such entity presently intends to sell, but for which such entity does not have an Arm's-Length Contract, valued at the lesser of cost or market.

1.19. Mutual Exclusivity.

      Each of the terms defined in Sections 2.1 through 2.13 (excluding Section 2.7) shall be mutually exclusive, and none of the real or personal property of the Company or any Restricted Subsidiary shall be considered to be in more than one of the foregoing categories at the same time.

INTEREST RATES, FEES, ADDITIONAL COSTS AND PAYMENTS

1.20. Interest Rates.

      (a) All advances under the Revolving Loans shall bear interest upon the unpaid principal amount thereof from the date such advances are made until paid in full as follows: at the election of the Company at (i) the Applicable Prime Rate Margin plus the Prime Commercial Rate from time to time in effect, with each change in the Prime Commercial Rate automatically and immediately changing the interest rate on such Revolving Loans without notice to the Company, or (ii) the Applicable Eurodollar Margin plus the Eurodollar Rate, or (iii) the Applicable Eligible Acquisition Assets Rate automatically and without the election of the Company to the extent that the Revolving Credit Obligations exceed the Borrowing Base calculated without respect to any Eligible Acquisition Assets.

      (b) All advances under the Swing Line Loans shall bear interest upon the unpaid principal amount thereof from the date such advances are made until paid in full at the Applicable Prime Rate Margin plus the Prime Commercial Rate from time to time in effect, with each change in the Prime Commercial Rate automatically and immediately changing the interest rate on such Swing Line Loans without notice to the Company. The Swing Line Loans shall be Prime Rate Advances at all times.

1.21. Prepayment.

      The Company shall have the right to prepay without penalty at any time and from time to time before the Revolving Credit Termination Date any and all Prime Rate Advances.

1.22. Eurodollar Rate.

      (a) Eurodollar Rate. Each Eurodollar Advance shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, and no more than ten (10) Eurodollar Advances shall be outstanding at any time under the Revolving Loans.

      The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      Each Eurodollar Advance shall be reserve adjusted, including all types of reserve insurance and brokerage costs.

      (b) Change in Margin. The Interest Coverage Ratio used to compute the Applicable Eurodollar Margin initially shall be the Interest Coverage Ratio set forth in the compliance certificate most recently delivered by the Company to the Administrative Agent prior to the date hereof, and changes in the Applicable Eurodollar Margin resulting from a change in the Interest Coverage Ratio shall become effective as to all Eurodollar Advances upon the first day of the calendar quarter following delivery by the Company to the Administrative Agent of a new compliance certificate pursuant to Section 9(a) and notice by the Company to the Administrative Agent that a rate change is required. If the Company shall fail to deliver a certificate in respect of the Interest Coverage Ratio within forty-five (45) days after the end of any fiscal quarter, the Applicable Eurodollar Margin from and including the first day of the following quarter to the date the Company delivers to the Administrative Agent such certificate shall conclusively equal the highest Applicable Eurodollar Margin set forth herein.

1.23. [Intentionally Omitted.]

1.24. Conversions of Advances.

      An outstanding advance may only be converted on the last day of the then current Interest Period (if applicable) with respect to such advance, and provided, further, that upon the continuation or conversion of an advance such notice shall also specify the Interest Period (if applicable) to be applicable thereto upon such continuation or conversion. If the Company shall fail to timely deliver such a notice with respect to any outstanding advance, the Company shall be deemed to have elected to convert such advance to a Prime Rate Advance on the last day of the then current Interest Period with respect to such advance.

1.25. Additional Costs.

      In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders with any request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Administrative Agent or any of the Lenders of any amounts payable by the Company for Revolving Credit Obligations or any advance under this Agreement (other than taxes imposed on the overall net income of the Administrative Agent or any of the Lenders by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Administrative Agent or any of the Lenders has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Administrative Agent or any of the Lenders, and the result of any of the foregoing is to increase the cost to the Administrative Agent or any of the Lenders of making or maintaining the Revolving Credit Obligations or any advance hereunder, to reduce the amount of any sum receivable by the Administrative Agent or any of the Lenders thereon, or to reduce the rate of return on the Administrative Agent's or any Lender's capital, then the Company shall pay to the Administrative Agent or such Lender, as the case may be, from time to time, upon request of the Administrative Agent, additional amounts sufficient to compensate the Administrative Agent or such Lender, as the case may be, for such increased cost, reduced sum receivable or reduced rate of return to the extent the Administrative Agent or any Lender, as the case may be, is not compensated therefor in the computation of the interest rates applicable to the Revolving Loans. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Administrative Agent or any Lender, as the case may be, to the Company, shall be conclusive and binding for all purposes relative hereto, absent manifest error in computation.

1.26. Limitation on Requests and Elections.

      Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for an advance or a request for a continuation of an advance as an advance of the then existing type or conversion of an advance to an advance of another type, the Required Lenders advise the Administrative Agent
(a) that, in the case of any Eurodollar Advance, deposits in dollars for periods comparable to the Interest Period elected are not generally available in the London interbank or secondary market, or (b) that the Eurodollar Rate, as determined by the Administrative Agent, will not accurately cover the cost to such Lenders of making or maintaining the related Eurodollar Advance or (c) that by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lenders with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for such Lenders (i) to make the relevant Eurodollar Advance or (ii) to continue such advance as a Eurodollar Advance or (iii) to convert an advance to a Eurodollar Advance, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Advance or a conversion to such advance from the Lenders. In the event that such circumstances no longer exist, the Lenders shall again consider requests for Eurodollar Advances of the affected type and requests for continuations of and conversions to such advances of the affected type.

1.27. Illegality and Impossibility.

      In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Administrative Agent or any Lender to maintain any advance under this Agreement, the Company shall upon receipt of notice thereof from the

Administrative Agent, repay in full the then outstanding principal amount of all such advances made by the Administrative Agent together with all accrued interest thereon to the date of payment and all amounts due to the Administrative Agent under Section 3.1(b) or 1.2(h) on the last day of the then current Interest Period, if any, applicable to such advance, if the Administrative Agent or any Lender may lawfully continue to maintain such advance to such day, or immediately if the Administrative Agent or any Lender may not continue to maintain such advance to such day, in which case, the Administrative Agent will permit such prepayment without payment of any additional compensation or breakage costs. This Section 3.8 shall apply only as long as such illegality exists. As an alternative to the repayment obligation provided in this Section 3.8, the Company may, at its option, and at the time provided in this Section 3.8, convert any affected advance to a Prime Rate Advance.

1.28. Compensation.

      Subject to Section 3.8 above, in addition to all amounts required to be paid by the Company pursuant to this Section 3, the Company shall compensate the Administrative Agent and the Lenders, and each of them, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Administrative Agent or any Lender to fund or maintain the Eurodollar Advances) which the Administrative Agent or any Lender may sustain (a) if for any reason an advance, conversion into or continuation of such an advance does not occur on the date specified therefor in the Notice of Borrowing or in a telephonic request by the Company for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given to the Administrative Agent, (b) if for any reason any Eurodollar Advance is prepaid on a date which is not the last day of the applicable Interest Period, (c) as a consequence of a required conversion of a Eurodollar Advance to a Prime Rate Advance as a result of any of the events indicated in Section 3.6 or 3.7, or (d) as a consequence of any failure by the Company to repay a Eurodollar Advance when required by the terms hereof. The Company shall reimburse the Administrative Agent and each Lender, or any of them, as the case may be, on demand for any resulting loss or expense incurred by such entity, determined in such entity's reasonable opinion, including without limitation any loss incurred in obtaining, liquidating or employing deposits or other sources of funding from third parties or funding sources. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by such entity to the Company shall be conclusive and binding for all purposes absent manifest error in computation.

1.29. Survival of Obligations.

      The provisions of Sections 3.6 and 3.9 shall survive the termination of this Agreement and the payment in full of all Notes outstanding pursuant hereto.

1.30. Interest Rate Protection.

      In the event that on any Business Day any Eurodollar Rate with respect to any Interest Period available to the Company under this Agreement equals or exceeds 8.50% per annum, the Company, within fifteen (15) Business Days of such event, shall enter into or have entered into interest rate contracts with any financial institution with an aggregate notional amount of not less than 50% of the Revolving Credit Obligations outstanding on such Business Day for a term extending to the Revolving Credit Termination Date on terms reasonably satisfactory to the Administrative Agent.

1.31. Default Interest Rate.

      Upon the occurrence of any Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall thereafter accrue on the principal amount of the Revolving Loans, Swing Line Loans and upon any unpaid Reimbursement Obligations at a rate equal to the then effective interest rate(s), plus two percentage points per annum.

1.32. Fees.

      Until and unless the Company pays the Revolving Credit Obligations in full, and has no right to seek further extensions of credit pursuant thereto, the Company agrees to pay to the Administrative Agent the fees set forth in this
Section 3.13.

      (a) On or prior to the effective date of this Agreement, the Company agrees to pay to the Administrative Agent for the benefit of each of the Lenders under the Prior Credit Agreement, all fees which have accrued under the Prior Credit Agreement but which are not yet due and payable under the terms thereof, which fees shall be shared by each of the Lenders pursuant to the Prior Credit Agreement.

      (b) The Company agrees to pay to the Administrative Agent for the account of the Lenders fees in respect of the Letters of Credit equal to the Applicable Eurodollar Margin per annum of the stated amount of each Letter of Credit. Huntington, as issuing bank, shall retain a fee equal to one-eighth percent of one percent (1/8%) per annum, and the remainder of such fee shall be shared by the Lenders pursuant to each Lender's Pro Rata Share. Each such fee shall be payable quarterly in arrears, beginning on the first day of the calendar quarter after issuance of each Letter of Credit. In addition, the Company agrees to pay to Huntington, as issuing bank, its normal and customary issuing, servicing and amendment fees for each Letter of Credit.

      (c) The Company agrees to pay the Administrative Agent for the account of the Lenders in accordance with their respective Pro Rata Shares, an unused fee accruing from the initial disbursement of Revolving Loans hereunder through and including the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate in effect from time to time on the daily amount by which the Revolving Credit Commitments exceeds the Revolving Credit Obligations for such period. Such fees shall be payable quarterly in arrears, beginning on the last day of March, 2002, and continuing on the last day of each June, September, December and March thereafter.

      (d) Change in Unused Commitment Fee Rate. The Interest Coverage Ratio used to compute the Applicable Unused Commitment Fee Rate initially shall be the Interest Coverage Ratio set forth in the compliance certificate most recently delivered by the Company to the Administrative Agent prior to the date hereof, and changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Interest Coverage Ratio shall become effective upon the first day of the calendar quarter following delivery by the Company to the Administrative Agent of a new compliance certificate pursuant to Section 9(a) and notice by the

Company to the Administrative Agent that a rate change is required. If the Company shall fail to deliver a certificate in respect of the Interest Coverage Ratio within forty-five (45) days after the end of any fiscal quarter, the Applicable Unused Commitment Fee Rate from and including the first day of the following fiscal quarter to the date the Company delivers to the Administrative Agent such certificate shall conclusively equal the highest Applicable Unused Commitment Fee Rate set forth herein.

      (e) The Company shall pay to the Administrative Agent such other fees as the Company is obligated to pay pursuant to the Letter Agreement.

      (f) On the date of the initial funding of the Revolving Loans, The Company agrees to pay the Administrative Agent for the account of the Lenders in accordance with their respective Pro Rata Shares a one-time arrangement fee of 30 basis points (.30%) of the maximum amount of the Revolving Credit Commitments.

1.33. Capital Adequacy and Removal of Affected Lender.

      In the event that any Lender shall have determined that the adoption of any articles of incorporation, bylaws, code of regulations or any other organizational or governing document, or any law, treaty, rule or regulation, or determination of any Governmental Authority, regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to such capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon submission by such Lender to the Company (with a copy to the Administrative Agent), of a written request therefore setting forth in reasonable detail the assumptions used by such Lender in determining such amount and the manner in which such amount was calculated, the Company shall pay to such Lender such additional amount or amounts that will compensate such Lender for such reduction in rate of return; provided, however, that if such event or condition with respect to capital adequacy applies only to one Lender and/or the Company receives notice only from one Lender, then the Company shall not be required to pay any such additional amount that accrues during the initial 120 day period after notice to the Company of the occurrence of such event or condition with respect to capital adequacy. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the entitling event. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender to the Company, through the Administrative Agent, shall be presumed correct with respect to the Company, absent manifest error.

      In the event that (a) the Company receives certification of the type described in the immediately preceding paragraph from any Lender and (b) such increase in capital requirements is not generally applicable to the Lenders, the Company, at its option and in its discretion, shall have the right to designate an assignee which is not affiliated with the Company and which is acceptable to the Administrative Agent and the Required Lenders, to purchase for cash, pursuant to an Assignment and Acceptance in form satisfactory to the Administrative Agent and the

Company, the outstanding Revolving Credit Obligations of such Lender and to assume all of such Lender's other rights and obligations (including, without limitation, such Lender's obligation to participate in all outstanding Letters of Credit) hereunder without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Revolving Loans plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender's Revolving Credit Commitment hereunder and any other amounts that may be owing to such Lender hereunder.

1.34. Mandatory Reduction.

      The Company shall make a mandatory reduction or repayment of the Revolving Credit Obligations immediately if at any time (a) the sum of the Revolving Credit Obligations exceeds (b) the Borrowing Base Availability, in an amount equal to such difference.

EVIDENCE OF INDEBTEDNESS

      (a) Evidence of the Revolving Loans. The Company hereby agrees to pay when due the principal amount of each Revolving Loan and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms hereof and with the Notes evidencing the Revolving Loans. The Company shall execute and deliver to each Lender, as applicable, revolving credit promissory notes substantially in the form of Exhibit A-1 and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Revolving Loans owing to the Lenders after giving any effect to any assignment or substitution thereof pursuant to this Agreement, all in form and substance acceptable to the Administrative Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof, and substitutions therefor being collectively referred to as the "Notes" and separately as a "Note").

      (b) Evidence of the Letters of Credit. Subject to the terms hereof, the Company unconditionally agrees to pay Huntington the amount of all Reimbursement Obligations, interest and other amounts payable to Huntington under and in connection with any Letter of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense, or other right which the Company may have at any time against Huntington or any other Person. The Company shall execute and deliver to Huntington as issuing bank a Standby Letter of Credit Reimbursement Agreement substantially in the form of Exhibit B. In the event any payment by the Company received by Huntington with respect to a Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participation is thereafter set aside, voided or recovered from Huntington in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by Huntington, contribute such Lender's Pro Rata Share of the amount set aside, voided or recovered, together with interest at the rate required to be paid by Huntington upon the amount required to be repaid or returned by it.

      (c) Evidence of Swing Line Loans. The Company hereby agrees to pay when due the principal amount of each Swing Line Loan and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms hereof and with the Notes evidencing the Swing Line Loans. The Company shall execute and deliver to each Lender, as applicable, revolving credit promissory notes substantially in the form of Exhibit A-2.

                                                              COSTS AND EXPENSES

      (d) The Company shall pay all reasonable costs and expenses of the Administrative Agent and Huntington in connection with the preparation, negotiation and execution of the Loan Documents and any proposal or commitment letters or otherwise incidental to the Revolving Credit Commitments, any amendment or modification of this Agreement or any Loan Documents, any litigation, contest, dispute, proceeding or action in any way relating to this Agreement or to any instrument, promissory note, agreement, or other document executed in connection with this Agreement, whether any of the foregoing be incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and Huntington, recording fees, revenue stamps and note and mortgage taxes.

      (e) The Company further agrees to pay or reimburse the Administrative Agent, Huntington and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses, incurred by any of the foregoing after the occurrence of an Event of Default (i) in enforcing any Loan Document or exercising or enforcing any other right or remedy available by reason of any Event of Default;
(ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or any insolvency or bankruptcy proceeding; and (iii) in commencing, defending or intervening in any litigation or legal proceeding relating to the Revolving Credit Obligations, the Company or any Subsidiary related to or arising out of the transactions contemplated hereby except to the extent that such proceeding (A) involves the gross negligence or willful conduct of a party hereto other than the Company or a Restricted Subsidiary or (B) is between or among parties hereto and does not include the Company or a Restricted Subsidiary.

CONDITIONS PRECEDENT

1.35. Effectiveness and Initial Advance.

      This Agreement shall become effective, each Lender shall be obligated to make the initial advance hereunder, and Huntington shall be required to issue Letters of Credit only after the Administrative Agent shall have received from the Company each of the following items in form and substance satisfactory to the Administrative Agent:

      (a) The Administrative Agent shall have received this Agreement, the Notes and the Letter of Credit reimbursement agreement referenced above and all other agreements, documents and instruments described in Schedule 6.1(a) attached hereto and made a part hereof, each duly executed where appropriate in form and substance satisfactory to the Administrative Agent, and without limiting the foregoing, the Company hereby directs its counsel Vorys, Sater, Seymour and Pease, LLP to prepare and deliver to the Administrative Agent and the Lenders the opinion referred to in such Schedule.

      (b) The Administrative Agent shall have received a certificate signed by the chief operating officer and chief financial officer of the Company, stating to the best of his knowledge after due inquiry, on such effective date no Event of Default has occurred and is continuing.

1.36. Conditions Precedent to Subsequent Advances.

      The obligation of each Lender to make any disbursement or advance subsequent to the initial disbursement or initial advance under the Revolving Loans, or of Huntington as issuing bank to issue any Letters of Credit is subject to all the conditions and requirements of this Agreement and delivery of the following required documents, or other action, all of which are conditions precedent:

      (a) Warranties and Representations. On the date of each advance pursuant to the Revolving Loans, the warranties and representations set forth in Section 7 hereof and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time pursuant to this Agreement or any related document shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

      (b) Compliance. The Company and any Subsidiary shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, and no Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the advances requested to be made.

      (c) Confirmation of Conditions Precedent. The Company and any Subsidiary shall then be in compliance with and able to confirm all the foregoing conditions precedent with the same effect as though such conditions precedent were requirements to the making of any advance contemplated herein.

WARRANTIES AND REPRESENTATIONS

      In order to induce the Administrative Agent and each of the Lenders to enter into this Agreement and to make the Revolving Loans, the Letters of Credit and the other financial accommodations to the Company, the Company represents and warrants to the Administrative Agent and each of the Lenders that each of the following statements is true and correct:

1.37. Organization and Authority.

      The Company and each of the Subsidiaries (a) is a corporation, limited liability company, partnership or joint venture duly organized, validly existing and in good standing under the laws of the state of its formation; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, where the failure to do so has or is reasonably likely to have a Material Adverse Effect.

1.38. Borrowing is Legal and Authorized.

      (a) The execution and delivery of each of the Loan Documents which have been executed and to which the Company or any Subsidiary is a party has been authorized by the Board of Directors or other manager of such entity and will constitute valid and binding obligations enforceable in accordance with their respective terms; (b) the execution of this Agreement and related Notes and Loan Documents and the compliance with all the provisions of this Agreement (i) are within the corporate or constituent powers of such entity; and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw, or other instrument to which the Company or any Subsidiary is a party or by which it may be bound; and (c) there are no limitations in any indenture, material contract or agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is now a party or by which the Company or any Subsidiary may be bound with respect to the payment of principal or interest on any Indebtedness, or the Company's or any Subsidiary's ability to incur Indebtedness, including the Notes to be executed in connection with this Agreement.

1.39. Taxes.

      All tax returns required to be filed by the Company and each Subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges which are required to be paid pursuant to Section 8.1 or other provisions of this Agreement in respect of the Company, and each Subsidiary, or upon any of properties of the same, which are due and payable have been paid. The Company does not know of any proposed additional tax assessment against it or any Subsidiary. The accruals for taxes on the books of the Company and each Subsidiary for its current fiscal period are adequate.

1.40. Corporate Information.

      Schedule 7.4 attached hereto accurately represents as of the date hereof the following: (a) the classes of capital stock of the Company and each Subsidiary and par value of each such class, all as authorized by the Company's or such Subsidiary's Articles of Incorporation, (b) the number of shares of each such class of stock issued and outstanding, and (c) the Company's and each Subsidiary's employer tax identification number. All shares of all classes of capital stock issued and outstanding are fully paid and nonassessable. Except for options granted pursuant to the Company's Incentive Stock Plan, neither the Company nor any Subsidiary has outstanding any other stock or other equity security, or any other instrument convertible to an equity security of the Company or such Subsidiary, or any commitment, understanding, agreement or arrangement to issue, sell or have outstanding any of the foregoing.

1.41. Compliance with Law.

      Neither the Company nor any Subsidiary (a) is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to ERISA or Section 4975 of the Internal Revenue Code or (b) has failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure under clause (a) or clause (b) above has or is reasonably likely to have a Material Adverse Effect.

1.42. Financial Statements; Full Disclosure.

      The financial statements for the fiscal year ending December 31, 2000, which have been supplied to the Administrative Agent and the Lenders on or prior to the date hereof, have been prepared in accordance with GAAP and fairly represent the Company's consolidated financial condition as of such date, and the financial statements for the interim period ending October 31, 2001, which have been supplied to the Administrative Agent and the Lenders prior to the date hereof, fairly represent the Company's consolidated financial condition as of such date. No material adverse change in the Company's consolidated financial condition has occurred since such dates. The financial statements referred to in this paragraph do not, nor does this Agreement or any written statement furnished by the Company to the Administrative Agent and the Lenders in connection with obtaining the Revolving Loans and the Letters of Credit, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. The Company has disclosed to the Administrative Agent and the Lenders in writing all facts, including, without limitation, all pending litigation, administrative proceedings, and arbitration proceedings, which may or is likely to have a Material Adverse Effect.

1.43. Litigation: Adverse Effects.

      There is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary (a) challenging the validity or the enforceability of any of this Agreement, or any Loan Document, agreement, or instrument executed in connection herewith, or (b) which has had, shall have or is reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary is (i) in violation of any applicable requirements of law which violation shall have or is likely to result in a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case which shall have or is likely to have a Material Adverse Effect.

1.44. No Insolvency.

      On the date of this Agreement and after giving effect to all Indebtedness of the Company (including, without limitation, the Revolving Credit Obligations and all Contingent Obligations) and on the date of each advance under the Revolving Loans or the issuance of any Letter of Credit hereunder, each of the Company and each Subsidiary (a) will be able to pay its obligations as they become due and payable; (b) has assets, the present fair saleable value of which exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (c) has sufficient property, the sum of which at a fair valuation exceeds all of its Indebtedness; and (d) will have sufficient capital to engage in its business.

1.45. Government Consent.

      Neither the nature of the Company or any Subsidiary or of any of their businesses or properties, nor any relationship between the Company or any Subsidiary and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Subsidiary as a condition to the execution and delivery of this Agreement or the Loan Documents.

1.46. Title to Properties.

      The Company and each of its Subsidiaries (a) has good title to all the property in which it has a property interest, free from any liens and encumbrances, except as set forth on Schedule 7.10 attached hereto or as permitted by Section 8.4 of this Agreement, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance except as provided in this Section 7.10.

1.47. No Defaults.

      No event has occurred and no condition exists which would constitute a Potential Default or an Event of Default pursuant to this Agreement. Neither the Company nor any Subsidiary is in violation of any term of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it may be bound, which violation has or is reasonably likely to have a Material Adverse Effect.

1.48. Environmental Protection.

      Except for matters, conditions, operations and noncompliance which would not have or be reasonably likely to have a Material Adverse Effect, neither the Company nor any Subsidiary has actual knowledge of (a) the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Company or any Subsidiary (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined);
(b) a violation of any applicable Environmental Laws; (c) any pending or threatened environmental civil, criminal or administrative proceedings against the Company or any Subsidiary relating to Hazardous Substances; (d) any facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Company or any Subsidiary relating to Hazardous Substances; or (e) any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises generating, manufacturing, storing, disposing or releasing on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

1.49. Margin Loans.

      None of the transactions contemplated in the Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds of the Revolving Loans or the Letters of Credit have been or will be used to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

1.50. Real Estate Ownership.

      With respect to each tract of unimproved or improved real property which the Company or any Subsidiary now owns or acquires after the date hereof (hereinafter "Real Property Parcel"), except where a failure, violation, condition, requirement or noncompliance with any of the items specified below does not or is not reasonably likely to have a Material Adverse Effect:

      (a) Neither the Company nor any Subsidiary has received notice of any pending or threatened condemnation proceeding or notice of any special assessment for improvements to and/or for the benefit of any Real Property Parcel;

      (b) Neither the Company nor any Subsidiary has knowledge of any boundary line dispute, encroachment, access limitation or other survey defect affecting any Real Property Parcel. Each Real Property Parcel has legal access to a public street by unrestricted frontage or over a title-insured easement and complies with applicable subdivision regulations, except for minor survey defects which do not materially interfere with the Company's or any Subsidiary's intended use and except for subdivision of acreage into residential lots after acquisition in the ordinary course of the Company's or any Subsidiary's business. The Company has a survey of each Real Property Parcel obtained prior to the acquisition thereof;

      (c) The surveys obtained for each Real Property Parcel certify those portions, if any, of the Real Property Parcel which are located within a flood hazard area;

      (d) The Company or such Subsidiary has a "Phase One" environmental study prepared by an environmental engineering company obtained prior to acquisition of each Real Property Parcel;

      (e) Neither the Company nor any Subsidiary has filled any Real Property Parcel which contains "wetlands," or did contain "wetlands," unless such fill was approved by state and federal authorities having jurisdiction, as "wetlands" are defined or described in applicable state and federal laws and regulations. Neither the Company nor any Subsidiary has acquired any Real Property Parcel without obtaining a wetlands determination study by a qualified expert;

      (f) Except to the extent permitted by Section 8.18 below, each Real Property Parcel is finally and unappealably zoned for the Company's or such Subsidiary's intended use prior to purchase, except for Real Property Parcels which will be rezoned by the Company or such Subsidiary for development as residential lots in the ordinary course of its business in which case the Company or such Subsidiary will use its best efforts to obtain the appropriate rezoning as soon as practicable after acquisition;

      (g) The Company and each of the Subsidiaries has obtained appropriate assurances of availability in adequate capacities of all necessary utilities, at a property line or by extension through publicly dedicated rights-of-way or recorded easements, prior to acquisition of such Real Property Parcel;

      (h) The Company or a Subsidiary has good and marketable fee simple title to each Real Property Parcel, free and clear of all liens and encumbrances except: (i) the lien of real estate taxes and assessments not yet due; (ii) easements, covenants, conditions and restrictions of record which do not materially interfere with present lawful use or the Company's or a Subsidiary's intended use; (iii) the effect of zoning and building laws; (iv) the effect of legal highways; and (v) liens or encumbrances disclosed as set forth on Schedule
7.10 to this Agreement or permitted in connection with borrowings or lease obligations permitted pursuant to Sections 8.4 or 8.5 or 8.7 hereof. Neither the Company nor any Subsidiary has knowledge of any off-record or undisclosed legal or equitable interest claimed by any person in any Real Property Parcel or any pending or threatened litigation or administrative proceeding against or affecting any Real Property Parcel or any claim of right to file a mechanic's or materialman's lien against any Real Property Parcel. The Company or a Subsidiary has obtained owner's title insurance in the amount of the purchase price showing good and marketable fee simple title to each Real Property Parcel, free and clear of all liens and encumbrances except as permitted by this Section 7.14; and

      (i) Upon receipt of written request by the Administrative Agent, the Company will promptly furnish to the Administrative Agent copies of existing documentation or certificates in the Company's or a Subsidiary's possession affecting any Real Property Parcel, as the Administrative Agent may reasonably request.

COMPANY BUSINESS COVENANTS

      Effective on and after the date of this Agreement, so long as any of the indebtedness or credit provided for herein remains unpaid or outstanding, the Company covenants and agrees in favor of the Administrative Agent and each Lender as follows:

1.51. Payment of Taxes and Claims.

      The Company and each of the Subsidiaries will pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or its property; and (b) all claims or demands of materialmen and mechanics in excess of $100,000 in the aggregate, carriers, warehousemen, landlords, bailees and other like persons which, if unpaid, might result in the creation of a lien or encumbrance upon its property, provided, however, that items of the foregoing description need not be paid (i) while being contested in good faith and by appropriate proceedings or (ii) if uncontested, such entity is able to obtain title insurance insuring against such items, and provided further that adequate book reserves have been established with respect thereto and provided further that the such entity's title to, and its right to use, its property are not materially adversely affected thereby. In the case of any item of the foregoing description involving in excess of the amount which the Company's independent public accountants shall fix as the threshold of materiality for purposes of their audit of the then current year, the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the opinion of the independent accountants.

1.52. Maintenance of Properties and Corporate Existence.

      The Company and the Subsidiaries shall each:

      (a) Property -- maintain its property in good condition, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by the Company or such Subsidiary;

      (b) Insurance - maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

      (c) Financial Records -- keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP;

      (d) Existence and Rights -- except as otherwise permitted by this Agreement, do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation, limited liability company, partnership or other entity duly organized and existing and in good standing under the laws of the state of its formation; and

      (e) Compliance with Law -- not be in violation of any laws, ordinances, or governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has or is reasonably likely to have a Material Adverse Effect.

1.53. Sale of Assets.

      Neither the Company nor any Subsidiary shall sell, lease, transfer, assign or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except (a) sales, transfers or other distributions of personal or real property in the ordinary course of business, including without limitation, the sale of Model Homes, Real Estate Held for Development, Developed Lots, and Lots Under Development for consideration not less than fair market value (but in no event less than the amount advanced to the Company under the Borrowing Base); (b) the disposition of obsolete equipment in the ordinary course of business; and (c) dispositions by the Company which constitute Investments in Restricted Subsidiaries permitted by Section 8.11 hereof; provided however that any such disposition or Investment does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount;

1.54. Liens and Encumbrances (Negative Pledge).

      Neither the Company nor any of the Subsidiaries will cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance except for:

      (a) liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehouses, landlords and other like persons in connection with such items permitted by Section 8.1 above;

      (b) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws;

      (c) attachment, judgment and other similar liens arising in connection with court proceedings in an aggregate amount less than $1,000,000;

      (d) attachment, judgment or other similar liens arising in connection with court proceedings for the payment of money aggregating in excess of $1,000,000, but less than $10,000,000, provided that (i) fewer than 21 days have elapsed from the date of the filing of such lien or liens, or (ii) such lien or liens have been discharged in the full amount or the execution or other enforcement of such lien or liens are effectively stayed or bonded in full, and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

      (e) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not materially interfere with its use in the ordinary conduct of the Company's or its Subsidiary's business;

      (f) inchoate liens arising under ERISA to secure the contingent liability of the Company or any of the Subsidiaries; and

      (g) the liens and encumbrances disclosed on Schedule 7.10 to this Agreement or made pursuant to the Indebtedness and operating lease rentals permitted by Sections 8.5(b) or (c) and 8.7 below.

      In addition, neither the Company nor any of the Subsidiaries will contractually agree with any other creditor to provide such creditor a negative pledge, or other covenant similar to this Section 8.4.

1.55. Indebtedness.

      Neither the Company nor any of the Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than Contingent Obligations permitted by Section 8.6 below), except for (a) the Revolving Credit Obligations; (b) up to the aggregate sum of $10,000,000 outstanding at any time in (i) secured nonrecourse Indebtedness, and (ii) capital lease or purchase money Indebtedness incurred to finance the acquisition of capital assets, provided that such Indebtedness (A) has a scheduled maturity and is not due on demand, (B) is secured only by the property being purchased and does not exceed the purchase price thereof, and (C) does not exceed the aggregate sum of $3,000,000 outstanding at any time, in connection with the Company's or any Restricted Subsidiaries' business; (c) additional nonrecourse Indebtedness to sellers of real estate not to exceed the purchase price of such real estate incurred in connection with the purchase of such real estate in an aggregate sum up to $5,000,000 outstanding at any time (which Indebtedness shall be termed the "Excess Permitted Nonrecourse Borrowings" if and to the extent that the Company's and its Subsidiaries' Indebtedness pursuant to clauses (b) and (c) of this paragraph exceeds the aggregate sum of $10,000,000 outstanding at any time); (d) unsecured indebtedness subordinated to the Revolving Credit Commitments, which shall be subordinated in a manner satisfactory to the Administrative Agent; (e) Indebtedness evidenced by interest rate agreements in respect of interest rate, swap, collar, cap or similar agreements pursuant to which the Company hedges its actual interest rate exposure pursuant to the terms of this Agreement; and (f) intercompany Indebtedness incurred by any Restricted Subsidiary to (i) the Company or to (ii) any Restricted Subsidiary wholly owning such Restricted Subsidiary; provided, however, that such Indebtedness constitutes an Investment permitted by Section 8.11 of this Agreement and does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount.

1.56. Contingent Liabilities.

      Neither the Company nor any of the Subsidiaries directly or indirectly will create or become liable with respect to any Contingent Obligations, except
(a) by indorsement of negotiable instruments for deposit or collection in the ordinary course of business; (b) the guaranty of Letters of Credit issued in connection with Approved Joint Ventures, (c) up to the maximum aggregate stated amount of $10,000,000 in guaranteed obligations outstanding at any time in connection with (i) Non-Facility Contingent Obligations, (ii) Indebtedness incurred by Approved Joint Ventures to sellers of real property and (iii) Indebtedness incurred by a Qualified Joint Venture; (d) the guaranty of any Indebtedness of the Company or any Subsidiary that is permitted to be incurred under Section 8.5 above; (e) the Company's contingent liability as a partner or joint venture partner in connection with joint ventures or partnerships; (f) the guaranty of any other Indebtedness not to exceed the sum of $100,000 in the aggregate outstanding at any time; (g) obligations, warranties and indemnities not relating to Indebtedness, which have been or are undertaken or made in the ordinary course of business; and (h) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Restricted Subsidiary. "Qualified Joint Venture" means any corporation, partnership, limited liability company or joint venture which meets all of the following criteria (i) the Company or a Restricted Subsidiary owns and controls not less than 50% of the ownership and voting power of such entity, (ii) the interest of the Company or such Restricted Subsidiary in such entity is an Investment in Joint Venture, and (iii) the Administrative Agent has approved the guaranty of such entity's Indebtedness.

1.57. Operating Lease Rentals.

      Neither the Company nor any of the Subsidiaries will enter into: (a) operating leases (excluding Model Home rentals) providing in the aggregate for annual rentals which exceed $3,000,000, or (b) operating leases for Model Home rentals providing in the aggregate for annual rentals which exceed $2,000,000.

1.58. Acquisition of Capital Stock.

      The Company shall not redeem or acquire any of its own capital stock or any options or other interests in respect thereof having an aggregate value in excess of $500,000 in any fiscal year; except (a) the purchase or redemption of capital stock in connection with a simultaneous sale of an equivalent or greater amount of capital stock for not less than the same aggregate purchase or redemption price, or (b) up to the aggregate amount of $1,000,000 in any fiscal year for the purchase of capital stock, options or other interests in respect thereto using funds escrowed pursuant to the Company's Amended and Restated Executive Deferred Compensation Plan or otherwise pursuant to any of the Company's management incentive plans. None of the Subsidiaries shall redeem or acquire any of its own capital stock.

1.59. Restrictions on Dividends.

      The Company shall not declare or pay any cash dividends for any fiscal year, which total in excess of 25% of the Company's Consolidated Net Income after taxes for such fiscal year. None of the Subsidiaries shall declare or pay any cash dividends or distributions for any fiscal year, except to or for the benefit of the Company.

1.60. Management.

      The Company shall not replace or change the position of its chief executive officer or the chief operating officer unless such replacement or change will not or is not reasonably likely to have or cause a Material Adverse Effect.

1.61. Investments, Loans and Advances.

      Neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except: (a) cash or cash equivalents (marketable direct obligations issued or unconditionally guaranteed and backed by the full faith and credit of the United States government), bonds or other obligations of the United States of America, certificates of deposit issued by commercial banks with a minimum capital of $500,000,000, and commercial paper rated at least A-1 or P-1 and having a maturity of not more than one year; (b) Investments in Joint Ventures, provided that such Investment does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount;
(c) Investments in Permitted Acquisitions not to exceed the aggregate Purchase Price of $25,000,000 after the date hereof, provided, however, that such Acquisition does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount; (d) Investments in Restricted Subsidiaries, provided, however, that such Investments does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount;
(e) investments consisting of deposit accounts maintained or managed by the Company or its Subsidiaries; (f) loans or advances to employees of the Company or any Subsidiary, which loans and advances shall not in the aggregate exceed $200,000 outstanding at any time; (g) Investments up to the sum of $2,000,000 after the date hereof in one or more mortgage companies which (i) conduct business in areas in which the Company or its Subsidiaries also conduct business and (ii) are principally in the residential mortgage lending business; (h) loans and advances evidenced by promissory notes from the purchasers of any of the Company's real property (individually which shall not exceed the purchase price paid for such property) in an amount not to exceed the aggregate sum of $2,000,000 outstanding at any time; (i) Investments in an Insurance Sub not to exceed the aggregate sum of $2,000,000 outstanding at any time; and (j) any other Investment (including Alliance Title Agency, Ltd.) not to exceed the aggregate amount of $100,000 outstanding at any time.

1.62. ERISA.

      The Company and each of the Subsidiaries shall with respect to any pension plan or profit-sharing plan in effect now or in the future:

      (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of ERISA with respect to its plan,

      (b) promptly, after the filing thereof, upon the request of the Administrative Agent, furnish to the Administrative Agent copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with its plan for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103,

      (c) notify the Administrative Agent immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in Section 4043 of ERISA, arising in connection with the plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the plan, and

      (d) notify the Administrative Agent of any "Prohibited Transaction" as that term is defined in Section 406 of ERISA.

      Neither the Company nor any of the Subsidiaries will:

      (e) engage in any "Prohibited Transaction," or

      (f) terminate any such plan in a manner which could result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

1.63. Tangible Net Worth.

      At all times, the Company shall maintain a Consolidated Tangible Net Worth of not less than the sum of (i) $73,000,000, plus (ii) beginning December 31, 2002, calculated separately for each fiscal year ending on and after such date, 75% of the Company's Consolidated Net Income after taxes in each fiscal year which the Company's Consolidated Net Income after taxes is positive.

1.64. Leverage Ratio.

      The Company at all times shall maintain a Leverage Ratio of not greater than 2.50 to 1.00.

1.65. No Losses.

      The Company and its consolidated Subsidiaries shall not incur an Adjusted Loss in any five consecutive fiscal quarters ending on the date of determination.

1.66. Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth.

      The Company and its Subsidiaries shall maintain at all times a ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth of not greater than
2.00 to 1.00.

1.67. Interest Coverage Ratio.

      The Interest Coverage Ratio of the Company and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter for the twelve month period ending on such date, shall not be less than 2.25 to 1.00.

1.68. Land Held for Development (Unzoned).

      Without the consent of the Administrative Agent and the Required Lenders, the Company and its Subsidiaries shall not purchase or hold any Real Estate Held for Development, whether now owned or acquired hereafter which is not zoned for single-family residential use, or any series of purchases of adjacent, related or contiguous parcels of such property, or such property in the same geographical location, in excess of the aggregate sum of $2,500,000, valued at the lesser of cost or market outstanding at any time.

1.69. Maintenance of Deposits.

      The Company and each of the Subsidiaries shall maintain its primary operating and deposit accounts at Huntington, except for those deposits managed by the Company, but not owned by the Company.

1.70. Model Homes Inventory.

      The Company and its Subsidiaries shall not permit at any time Model Homes, whether now owned or hereafter acquired, to exceed the aggregate sum of $6,500,000, outstanding at any time, valued at the lesser of cost or market.

1.71. Speculative Homes.

      The Company and its Subsidiaries, shall not permit at any time their inventory of Speculative Homes and other dwellings built for speculation, whether now owned or hereafter acquired, to exceed $20,000,000 in the aggregate outstanding at any time, valued at cost.

1.72. Further Real Estate Acquisition Limitations, New Market Investment Amount.

      The Company and its Subsidiaries shall not permit the Maximum New Market Investment Amount to exceed the sum of $25,000,000 outstanding at any time, valued at cost; provided, however the Company's total Investment or purchase of any Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property constituting one or more "start up operations" or other de novo entries in any markets outside Central Ohio or the metropolitan Louisville, Kentucky area shall not exceed the aggregate sum of $15,000,000 outstanding at any time, valued at cost. In addition, the Company shall not build homes or develop real estate in any locations or markets other than the State of Ohio or any contiguous state.

1.73. Conduct of Business, Subsidiaries.

      Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by them on the date hereof and any business or activities which are substantially similar, related or incidental thereto including, without limitation, a mortgage company pursuant to Section
8.11 above. The Company shall not permit any of its Subsidiaries to create, capitalize or acquire any Subsidiary after the date hereof except in connection with a Permitted Acquisition or an Investment permitted pursuant to Section 8.11 above.

1.74. Permitted Acquisitions.

      (a) Neither the Company nor any Subsidiary shall make any Acquisition without the prior written consent of the Administrative Agent and the Required Lenders, except in connection with a Permitted Acquisition, the Purchase Price of which, together with the aggregate Purchase Price of all other Permitted Acquisitions made after the date hereof does not exceed the sum of $25,000,000, provided, however such Acquisition, does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount. In addition, the Company and its Subsidiaries shall not make more than four Acquisitions, without the consent of the Required Lenders; and

      (b) on the funding date for any borrowing of Revolving Loans for the purpose of consummating a Permitted Acquisition, the Administrative Agent shall have received an officer's certificate from a Financial Officer certifying that
(i) the Acquisition meets the requirements of the definition of Permitted Acquisition and sets forth detailed calculations of all financial covenants,
(ii) the liabilities assumed with respect to such Permitted Acquisition do not or are not reasonably likely to have a Material Adverse Effect, (iii) the Company shall deliver to the Administrative Agent copies of all material documentation evidencing the Permitted Acquisition, and (iv) the Company shall have delivered to the Administrative Agent copies of all material, business and financial information (with appropriate supporting detail) relating to the business purchased in the Permitted Acquisition as the Administrative Agent may reasonably request.

1.75. Restriction on Fundamental Changes.

      Neither the Company nor any of its Subsidiaries shall (a) enter into any merger or consolidation, or (b) liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the Company's or any such Subsidiary's business or property, whether now or hereafter acquired, except for a Permitted Acquisition involving the (i) Company in which the Company is the surviving constituent or (ii) a Subsidiary in which the Company owns directly or indirectly the Person acquired, and except for the merger or liquidation of assets of a Subsidiary into the Company. The Company shall cause each Subsidiary to be a direct or indirect wholly-owned Subsidiary of the Company.

1.76. Fall Foundation Lots.

      The Company shall not, and shall not permit its Subsidiaries, at any time to have their consolidated inventories of Fall Foundation Lots exceed 200 lots or exceed $9,000,000 in the aggregate outstanding, valued at cost.

INFORMATION AS TO COMPANY AND SUBSIDIARIES

      The Company shall deliver the following to the Administrative Agent and each Lender:

      (a) within 45 days after the end of each month, consolidated financial statements, including a balance sheet, statements of operations of the Company and the Subsidiaries, and statements of income and surplus, in the form of Exhibit D attached hereto certified by the president, chief operating officer and chief financial officer, or treasurer (a "Financial Officer") of the Company as fairly representing the financial condition of the Company and the Subsidiaries as of the end of such period;

      (b) within 45 days after the end of each month, a statement signed by a Financial Officer of the Company setting forth and certifying the calculation of the Borrowing Base as of the end of that period;

      (c) within 45 days after the end of each month, a statement signed by a Financial Officer of the Company certifying that the Company is in compliance with terms of this Agreement and calculating the financial covenants and ratios of the Company set forth in Sections 8.13, 8.14, 8.16 and 8.17 above;

      (d) within 45 days after the end of each month, and at such other times as the Administrative Agent may request, a report for the Company and the Subsidiaries, signed by a Financial Officer of the Company setting forth the number and dollar total of accounts receivable in format satisfactory to the Administrative Agent and consistent with past practices;

      (e) within 45 days after the end of each month, a report signed by a Financial Officer of the Company in form substantially similar to that being currently provided to the Administrative Agent as of the date hereof setting forth, inter alia, the following consolidated information with respect to the Company and its Subsidiaries:

            (i) work-in-process for each subdivision then under development specifying the number of units and related costs;

            (ii) backlog report, including beginning backlog, sales, closings, and ending backlog;

            (iii) the number of Model Homes for each subdivision then under development specifying the number of units and related costs;

            (iv) sales of units and closings of units for each subdivision then under development by the Company and its Subsidiaries; and

            (v) Speculative Homes for each subdivision then under development by the Company and its Subsidiaries specifying the number of units and related costs;

      (f) within 45 days after the end of each month, a Land Development Lot Availability Report, specifying the completed lots and lots under development for each subdivision then under development by the Company or any of the Subsidiaries;

      (g) within 45 days after the end of each quarter, (i) consolidating financial statements, including a balance sheet, statements of the operations of the Company and each of the Subsidiaries, and statement of income and surplus certified by a Financial Officer of the Company as fairly representing the financial condition of the Company and each of the Subsidiaries as of the end of such period, and (ii) a report substantially similar to the report required by
Section 9(d) above for the Company and for each Subsidiary;

      (h) immediately upon the filing, release or disclosure, as the case may be, copies of all filings, documents, disclosures or other information filed with the Securities and Exchange Commission or state or local securities commissions or other regulatory agency and all press releases;

      (i) within 90 days of the end of each fiscal year, audited consolidated financial statements prepared in accordance with GAAP and certified by independent public accountants satisfactory to the Administrative Agent, containing a balance sheet and statement of income and surplus, statement of cash flows and a reconciliation of capital accounts, along with any management letters written by such accountants, together with consolidating schedules of each Subsidiary;

      (j) immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

      (k) at the request of the Administrative Agent, such other information the Administrative Agent may from time to time reasonably require; and

      (l) within 45 days after the end of each quarter, a real estate acquisition report for the Company and its Subsidiaries detailing all real estate acquired or obtained for such quarter and the total of such acquisitions on a year to date basis through the end of such quarter; which includes (i) the total amount of acreage or developed lots, both for such quarter and on a year to date basis through the end of such quarter; (ii) the total dollar amount of such acquisitions, both for such quarter and on a year to date basis through the end of such quarter; (iii) the title and common name or subdivision name of such real property, both for such quarter and on a year to date basis through the end of such quarter; and (iv) such other information as the Administrative Agent shall request.

EVENTS OF DEFAULT

1.77. Nature of Events.

      An "Event of Default" shall exist if any of the following occurs:

      (a) the Company fails to make any payment of principal (including without limitation any payment or reduction required under Section 3.15 above) or fails to reimburse a Lender pursuant to this Agreement or any Note, reimbursement agreement, or guaranty agreement executed in connection with this Agreement on or before five days after the date such payment is due;

      (b) the Company fails to make any payment of interest on any Note executed in connection with this Agreement on or before five days after the date such payment is due;

      (c) the Company fails to perform or observe any covenant contained in Sections 8.2(d), 8.3, or 8.12 of this Agreement;

      (d) the Company fails to perform or observe any covenant contained in Sections 8.4, 8.5, or 8.6 of this Agreement and such failure involves an amount in excess of the aggregate sum of $1,000,000;

      (e) the Company fails to comply (i) with any covenant contained in Sections 8.4, 8.5 or 8.6 and such failure involves an amount of $1,000,000 or less or (ii) with any other provision of this Agreement, and such failure continues for more than 30 days after such failure shall first become known to any Financial Officer of the Company;

      (f) any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or by a Subsidiary in any Loan Document or in any instrument furnished by an officer thereof in compliance with or in reference to this Agreement is false or misleading in any material respect on the date made (or deemed made);

      (g) the Company or any Material Subsidiary makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator;

      (h) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by the Company or any Material Subsidiary;

      (i) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted against the Company or any of the Subsidiaries, and remain undismissed for a period of 90 days;

      (j) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 in excess of applicable insurance coverage (as verified by the Administrative Agent) is or are outstanding against the Company or any of the Subsidiaries, and such judgment or judgments have been outstanding for more than 21 days from the date of entry and have not been discharged, stayed or bonded in the full amount of such judgment or judgments;

      (k) the Company's audited financial statements referred to in Section 9(i) above, or any discussion draft thereof, reflects that the Company's financial statement is a "qualified" statement and such circumstance has existed for more than 48 hours;

      (l) the Company or any Subsidiary fails to perform or observe any covenant not specified in Section 10.1 (a) through (k) above in favor of the Administrative Agent or any of the Lenders pursuant to any Loan Document or any agreement, instrument, or document executed in connection with this Agreement, including, without limitation, any interest rate contracts or agreements relating to interest rate limitations or interest rate "swaps," and such failure continues for more than 30 days after such failure shall become first known to any Financial Officer of the Company;

      (m) any Change of Control shall occur; or

      (n) the Administrative Agent and the Required Lenders shall determine that a Material Adverse Effect has occurred.

1.78. Default Remedies.

      (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 10.1(g), (h), or (i), the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Revolving Credit Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind, all of which are hereby expressly waived by the Company; and upon the occurrence of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to the Company (i) declare that all or any portion of the Revolving Credit Commitments are terminated, in which case the Revolving Credit Commitments and the obligations of each Lender to make any Revolving Loan hereunder and of each Lender or Huntington to issue or participate in any Letter of Credit not then issued shall immediately terminate, (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Revolving Credit Obligations to be immediately due and payable, without presentment, demand or protest or any requirements of any kind, all of which are hereby expressly waived by the Company.

      (b) Deposit for Letters of Credit. In addition, within five days after the occurrence of an Event of Default, the Company shall, promptly upon demand by the Administrative Agent, in its sole discretion, deliver to the Administrative Agent cash collateral in such form as requested by the Administrative Agent, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent may request in an aggregate stated amount equal to the then outstanding Letter of Credit Obligations. Any such cash collateral shall be promptly returned to the Company upon the satisfaction or expiration of the Letter of Credit Obligations.

      (c) Nonwaiver; Remedies Cumulative. No course of dealing on the part of the Administrative Agent or any Lender, nor any delay or failure on the part of the Administrative Agent or any Lender in exercising any rights, powers or privileges hereunder, shall operate as a waiver of such rights, powers or privileges or otherwise prejudice any of the Administrative Agent's or Lenders' rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege by the Administrative Agent or each Lender. No right or remedy conferred upon or reserved to the Administrative Agent or any Lender under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Administrative

Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent or any Lender.

      (d) Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default hereunder, the Administrative Agent, each Lender, and any of them, subject to the terms of this Agreement, are hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or each Lender, or any of them to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not the Administrative Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. Notwithstanding the foregoing, none of the Lenders shall be permitted to exercise any right of offset or set-off referred to in this Section 10.2 without the prior written consent of the Administrative Agent.

THE ADMINISTRATIVE AGENT

1.79. Appointment.

      Each of the Lenders hereby designates and appoints Huntington as Administrative Agent hereunder and under each of the Loan Documents, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Section 11. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender or to the Company or any Subsidiary of the Company by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, (i) the Administrative Agent shall not assume any fiduciary duties to any of the Lenders, (ii) the Administrative Agent is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code, and (iii) the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

1.80. Powers.

      The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

1.81. General Immunity.

      None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable to any or all of the Company, any Subsidiary of the Company or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Documents or in connection herewith or therewith, except to the extent that such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Persons.

1.82. No Responsibility for Loans, Recitals.

      None of the Administrative Agent or any of their respective directors, officers, or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Documents or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Documents, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Administrative Agent; or (d) the validity, effectiveness or genuineness of any Loan Documents or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

1.83. Action on Instructions of Lenders.

      The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in clauses (a) through (e) of Section 13.4, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, costs and expense that it may incur by reason of taking or continuing to take any such action.

1.84. Employment of Administrative Agents and Counsel.

      The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Documents.

1.85. Reliance on Documents, Counsel.

      The Administrative Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

1.86. Reimbursement and Indemnification.

      The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Credit Commitments (a) for any amounts not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents, (b) for any amounts not reimbursed by the Company for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (c) for any amounts not reimbursed by the Company for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they are determined in a final judgment of a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Revolving Credit Obligations and termination of this Agreement.

1.87. Rights as a Lender.

      In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Documents, with the Company or any of its Subsidiaries in which the Company or any of its Subsidiaries is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender, provided, however, that in the event that the Administrative Agent ceases to be a Lender hereunder, the Required Lenders may remove the Administrative Agent and appoint a successor Administrative Agent, if no Event of Default has occurred and is continuing, with the consent of the Company.

1.88. Lender Credit Decision.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

1.89. Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the resigning Administrative Agent gives notice of its intention to resign. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Company and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Company shall make all payments in respect of the Revolving Credit Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment and, if no Event of Default or Potential Default has occurred and is continuing, the Company has consented to such appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, shall be obligated to issue substitute Letters of Credit for the outstanding Letters of Credit issued by the resigning Administrative Agent or otherwise to provide credit assurance satisfactory to the resigning Administrative Agent with respect to such outstanding Letters of Credit. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Section 11 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

1.90. Ratable Payments.

      If any Lender, whether by setoff or otherwise has payment made to it upon its Revolving Loans (other than payments received pursuant to Sections 3.6, 3.9 or 3.14 in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Revolving Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Revolving Credit Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral in respect of their Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

1.91. Application of Payments.

      Subject to the provisions hereof, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders, which direction shall be consistent with the last sentence of this Section 11.13, apply all payments and prepayments in respect of any obligations in the following order:

      (a) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

      (b) second, to pay obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

      (c) third, to pay obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

      (d) fourth, to pay interest due in respect of Swing Line Loans;

      (e) fifth, to pay interest due in respect of Loans (other than Swing Line Loans);

      (f) sixth, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

      (g) seventh, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans); and

      (h) eighth, to the payment of Hedging Obligations in such order as the Administrative Agent may determine at its sole discretion and to the ratable payment of all other obligations owing to the Lenders.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of an Event of Default) by the Company, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first to repay outstanding Prime Rate Advances. The order of priority set forth in this Section
11.13 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders and the Swing Line Bank as among themselves. The order of priority set forth in clauses (c) through (h) of this Section 11.13 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (a) through (c) of this Section 11.13 may be changed only with the prior written consent of the Administrative Agent.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

1.92. Successors and Assigns.

      The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Lenders and their respective successors and assigns, except that (a) the Company shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank for the purpose of securing loans from such Federal Reserve Bank to any such Lender; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of an Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issues in exchange therefor.

1.93. Participations.

      (a) Permitted Participants; Effect. Any Lender, in the ordinary course of its business and in accordance with the applicable law, at any time may sell to one or more entities (each such entity being referred to herein as a "Participant") participating interests in any Revolving Loan owing to such Lender, any Note held by such Lender, any interest in Letters of Credit held by such Lender, the Revolving Credit Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Revolving Credit Commitment, Revolving Loans and interests in Letters of Credit under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

      (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents.

      (c) Benefit of Setoff. The Company agrees that to the extent permitted by applicable law each Participant shall be deemed to have the right of setoff provided in Section 10.2(d) in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 10.2(d) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant shall be deemed to agree, by exercising the right of setoff provided in Section 10.2(d) to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 10.2(d) as if each Participant were a Lender.

1.94. Assignments.

      (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its Revolving Credit Commitment and outstanding Revolving Loans and interests in the Letters of Credit, together with its rights and obligations under the Loan Documents with respect thereof; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's rights and obligations so assigned; (ii) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Revolving Credit Commitment but otherwise shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess of that amount; and (iii) notwithstanding the foregoing clause (ii), (A) if the assignment is made to a Lender, the amount of the Revolving Credit Commitment assigned shall not be less than $5,000,000 or an integral multiple thereof and
(B) if the assignment is made pursuant to Section 3.14, the Revolving Credit Commitment assigned may be in the amount of the relevant Lender's entire remaining Revolving Credit Commitment. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; provided, however, that if an Event of Default has occurred and is continuing, or if the assignment is made to an affiliate of the assigning Lender, the consent of the Company shall not be required. Such consents shall not be unreasonably withheld.

      (b) Effect; Effective Date. Following delivery to the Administrative Agent of a notice of assignment, substantially in the form attached to Exhibit E hereof (a "Notice of Assignment"), together with any consents required by
Section 12.3(a), and payment by the Purchaser of a $3,500 fee (which the Company shall not be obligated to pay or reimburse) to the Administrative Agent for processing such assignment, upon the date certain specified in such Notice of Assignment, such assignment shall become effective (the "Effective Assignment Date"). The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment, Revolving Loans and interests in the Letters of Credit under the applicable assignment agreement are "loan assets" as defined under ERISA and that the rights and interests of the

Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the Effective Assignment Date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the aggregate Revolving Credit Commitments assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(b) the transferor Lender, the Administrative Agent, and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Revolving Credit Commitment, as adjusted pursuant to such assignment.

1.95. Dissemination of Information.

      The Company authorizes each Lender to disclose to any Participant or Purchaser or any other person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 13.10.

1.96. Tax Treatment.

      If any interest in any Loan Documents is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the following provisions: with respect to any Lender that is not incorporated under the laws of the United States of America, or a state thereof, such Lender agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States or federal income taxes. Each Lender which so delivers such form further agrees and undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or successor or related form) on or before the date such form expires.

NOTICES AND GENERAL PROVISIONS

1.97. Notices.

      (a) Giving Notice. Except as otherwise permitted by Section 1.2(d) with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted.

      (b) Change of Address. The Company, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

1.98. Reproduction of Documents.

      This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Administrative Agent or any Lender at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any Lender, may be reproduced by the Administrative Agent or any Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Administrative Agent or any Lender may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Administrative Agent or any Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

1.99. Survival.

      All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Administrative Agent and each Lender and shall survive the closing of the Revolving Credit Commitments regardless of any investigation made by the Administrative Agent or any Lender on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

1.100. Amendments.

      Subject to the provisions of this Section 13.4, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding to or modifying any provisions of the Loan Documents or changing in any manner the rights of the Lenders and the Company hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement, waiver or amendment or modification shall, without the consent of each Lender affected thereby,

      (a) extend the Revolving Credit Termination Date, any Note, or Reimbursement Obligation or forgive all of any portion of the principal amount thereof, any interest thereon, or any fees or other amounts payable hereunder (except that the Administrative Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of any other party to this Agreement) or reduce the rate or rates of interest or extend the time of payment of interest, fees or other amounts payable hereunder;

      (b) reduce the percentage specified in the definition of Required Lenders or change the aggregate Pro Rata Share required for the Lenders or any of them to take action hereunder;

      (c) reduce the amount or extend the payment date for any payments required under Section 3.16 or increase the amount of the Revolving Credit Commitment of any Lender hereunder or permit the Company to assign its rights or obligations under this Agreement;

      (d) change or amend the percentages applicable to any component of the Borrowing Base; or

      (e) amend this Section 13.4.

No amendment of any provision of this Agreement relating in any way to (i) the Administrative Agent or any of the Letters of Credit shall be effective without the written consent of the Administrative Agent or Huntington, as the case may be, and (ii) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Administrative Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of the any of the Lenders. No delay or failure or other course of conduct by the Administrative Agent or any Lender in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right.

1.101. Duplicate Originals.

      Multiple duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

1.102. Enforceability and Governing Law.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of such right or any other right. All of the Administrative Agent's or any Lender's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

1.103. Fiscal Year.

      The Company's fiscal year begins January 1 and ends December 31 of each calendar year, and the Company will not change its fiscal year without the prior written consent of the Administrative Agent and the Required Lenders.

1.104. Consent to Jurisdiction and Waiver of Objection to Venue.

      The Company, the Administrative Agent and each Lender agree that any legal action or proceeding with respect to this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby may be brought in the Court of Common Pleas of Franklin County, Ohio, or in the United States District Court for the Southern District of Ohio, Eastern Division, and the Company, the Administrative Agent and each Lender hereby irrevocably submit to and accept generally and unconditionally the jurisdiction of those courts with respect to its person, property and revenues and irrevocably consent to service of process in any such action or proceeding by the mailing thereof by U.S. mail to the designated party at the address referenced in Section 13.1 hereof.

      The Company, the Administrative Agent and each Lender hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts, and unconditionally waive and agree not to plead or claim that any such suit or proceeding brought in any such court has been brought in an inconvenient forum, provided, that this provision shall not preclude any party from seeking to consolidate actions brought against it.

      Nothing in this paragraph shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring any such action or proceeding against the Company or to obtain execution on any judgment in any other jurisdiction or in any other manner permitted by law.

1.105. Waiver of Jury Trial.

      THE PARTIES ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AGREEMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AGREEMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

1.106. Confidentiality.

      The Administrative Agent and each Lender shall hold all non-public information obtained pursuant to the requirements hereof and identified as such by the Company in accordance with the customary procedures of the Administrative Agent and each of the Lenders respectively for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosures reasonably required by a bona fide participant or co-lender in connection with the contemplated participation or assignment, or as required or requested by any Governmental Authority or any representative thereof, or pursuant to any legal process, or to its accountants, lawyers and other advisors.

DEFINITIONS

1.107. Accounting Terms.

      As used in this Agreement, and any promissory notes, certificates, reports or other documents made or delivered pursuant hereto, accounting terms not defined in this Agreement shall have the respective meanings given to such terms under GAAP. "GAAP" means generally accepted accounting principles consistently applied set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect on the date hereof.

1.108. Other Definitional Provisions.

      (a) The words "hereof," "herein," and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

      (b) Whenever required by the context of this Agreement, the Notes or other Loan Documents executed in connection herewith, the singular shall include the plural, and vice versa and the masculine and feminine genders shall include the neuter gender and vice versa.

1.109. Defined Terms.

      "Account Party" is defined in Section 1.3 (d) (v).

      "Acquisition" means any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or a majority (by percentage or voting power) of the outstanding partnership interest of a partnership or a majority (by percentage or voting power) of the outstanding ownership interest of a limited liability company.

      "Adjusted EBITDA" means for any period the sum of such Person's (a) EBITDA, plus (b) the compensation of any shareholders and affiliates of such Person and other expenses outside of the ordinary course of business for such shareholders or affiliates (if such shareholders and affiliates will not remain with the business or if such related expenses will not be continued in the operation of the acquired entity), plus (c) any extraordinary losses, as determined by GAAP, minus (d) any extraordinary gains, as determined by GAAP.

      "Adjusted Loss" shall mean with respect to any fiscal quarter, if the Company and its consolidated Subsidiaries' (a) Consolidated Net Income before taxes as determined in accordance with GAAP, minus (b) the sum of all extraordinary gains (and any unusual gains arising outside the ordinary course of business not included in extraordinary gains determined in accordance with
GAAP), is less than $1.00.

      "Administrative Agent" is defined in the Preamble.

      "Agreement" is defined in the Preamble.

      "Applicable Eurodollar Margin" means the applicable rate per annum set forth below based on the Interest Coverage Ratio as of the end of the Company's most recently ended fiscal quarter:

-------------------------------------------------------------------------------------

             Interest Coverage Ratio                   Applicable Eurodollar Margin
             -----------------------                   ----------------------------
-------------------------------------------------------------------------------------
  greater than 3.75 to 1.00                            1.75%
-------------------------------------------------------------------------------------

  greater than or equal to 3.25 to 1.00,
  but less than or equal to 3.75 to 1.00               2.00%
-------------------------------------------------------------------------------------

  greater than or equal to 2.75 to 1.00,
  but less than 3.25 to 1.00                           2.25%
-------------------------------------------------------------------------------------

  less than 2.75 to 1.00                               2.50%
-------------------------------------------------------------------------------------

      "Applicable Prime Rate Margin" means zero percent (0%).

      "Applicable Unused Commitment Fee Rate" means the applicable rate per annum set forth below based on the Interest Coverage Ratio as of the end of the Company's most recently ended quarter:

----------------------------------------------------------------------------------------------

             Interest Coverage Ratio                   Applicable Unused Commitment Fee Rate
             -----------------------                   -------------------------------------
----------------------------------------------------------------------------------------------
  greater than or equal to 2.75 to 1.00                0.25%
----------------------------------------------------------------------------------------------

  less than 2.75 to 1.00                               0.375%
----------------------------------------------------------------------------------------------

      "Approved Joint Venture" means (a) any entity which satisfies all the requirements of the last sentence of this paragraph, or (b) any other entity in which the Company has an Investment in Joint Venture for which for which (A) the Company acts as managing partner or similar manager, as applicable, (B) the Administrative Agent for the benefit of the Lenders has received guaranty agreements or other undertakings satisfactory to the Administrative Agent in an aggregate amount not less than the full amount of any Letter of Credit issued on account of such entity, and (C) such entity satisfies the following conditions to the satisfaction of the Administrative Agent and the Required Lenders (i) review and approval by the Administrative Agent of financial statements and financial condition of such partner or partners, including confirmation of the absence of any borrowings by such entity (other than purchase money seller financing in an amount not to exceed the purchase price of any undeveloped real property), (ii) review and approval by the Administrative Agent of articles of incorporation of such partner or partners, joint venture agreement or partnership agreement or other evidence of the Company's ownership interest in such entity, (iii) execution and delivery to the Administrative Agent of an application and agreement for standby letter of credit for such entity in form satisfactory to the Administrative Agent, (iv) review and approval by the Administrative Agent of resolutions or other indicia of authority for those persons signing on behalf of such entity, (v) execution and delivery of a guaranty agreement in form acceptable to the Administrative Agent by each of the partners or owners in such entity, (vi) review and approval by the Administrative Agent of resolutions or other indicia of authority of those persons executing such guaranty agreements,

(vii) review and approval by the Administrative Agent of any other documents, instruments or agreements deemed necessary by the Administrative Agent with respect to the issuance of such Letters of Credit in respect of such entity or the other partner or owner therein, and (viii) evidence that all of the real property owned by such entity is located in the State of Ohio or any state contiguous thereto. The Administrative Agent and each Lender stipulate that until the Administrative Agent gives the Company notice to the contrary, any limited liability company, partnership or joint venture (a) in which (i) the Company and (ii) M/I Schottenstein Homes, Inc., Homewood Corporation or Rockford Homes, Inc. or Joshua Investment Company (or any combination thereof) are the sole owners or partners, (b) for which the Company is liable for the full amount of all Letters of Credit issued on behalf of such entity, and (c) for which the Company acts as managing partner or similar manager, as applicable, shall constitute an Approved Joint Venture.

      "Arm's-Length Contract" is defined in Section 2.12.

      "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit E attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of this Agreement.

      "Available Cash" is defined in Section 2.2.

      "Borror Group" means (a) any corporation, partnership, entity or trust in respect of which Donald A. Borror and/or his lineal descendants directly or indirectly (i) exercise voting control and (ii) have a majority of the beneficial interests thereof, (b) any individual shareholder of Borror Realty Company as of the date of this Agreement, (c) any lineal descendant of Donald A. Borror, or (d) any combination thereof.

      "Borrowing Base" is defined in Section 2.1.

      "Borrowing Base Availability" means, at any time, the sum of the Borrowing Base, minus the amount of the Excess Permitted Nonrecourse Borrowings Reserve, if any.

      "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (a) in Columbus, Ohio, and (b) in the case of a Eurodollar Advance, in London, England.

      "Central Ohio" means any area within a 60 mile radius from the Company's corporate headquarters, Franklin County, Ohio.

      "Change in Control" shall mean (a) the replacement of a majority of the Board of Directors of the Company or Borror Realty Company from the directors who constituted the Board of Directors on the date of this Agreement for any reason other than death or disability, and such replacement shall not have been approved by the Board of Directors of the Company or of Borror Realty Company, as the case may be, as constituted on the date of this Agreement (or as changed over time with the approval of the Board of Directors of such entity) or (b) a company, person, entity or group of companies, person or entities (other than any of the Borror

Group) acting in concert, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, exercise of the stock pledge or otherwise, have become the beneficial owner (within the meaning of Rule 13d.3 under the Securities Exchange Act of 1934, as amended) of securities of the Company or Borror Realty Company representing more than 30% of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors from the beneficial owners as of the date hereof; or (c) the failure of the Borror Group at any time to (i) have at least a majority (on a fully diluted basis) of the beneficial ownership and voting control of the outstanding securities of the Company or of Borror Realty Company, as the case may be, or (ii) have the right to designate or nominate at least a majority of the Board of Directors of the Company.

      "Company" is defined in the Preamble.

      "Consolidated Net Income" means, for any period on a consolidated basis for the Company and its Subsidiaries, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

      "Consolidated Tangible Net Worth" shall mean the consolidated stockholders' equity of the Company and its consolidated Subsidiaries, minus the sum of all the following: (a) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (b) organization expenses, (c) intangible assets (to the extent not reflected in the foregoing),
(d) goodwill, (e) deferred charges or deferred financing costs, (f) loans or advances to and/or accounts receivable or notes receivable from affiliates (other than funds in escrow due from affiliates in connection with holdbacks or other amounts to ensure the completion of performance for the sale of residential dwellings), (g) non-compete agreements, and (h) to the extent included in stockholders' equity, minority interests in any Subsidiaries held by other persons or entities.

      "Consolidated Total Liabilities" shall mean with respect to the Company and its consolidated Subsidiaries (a) all indebtedness and obligations which, in accordance with GAAP, would be classified upon a balance sheet as liabilities (except capital stock and surplus earned), and further, including, without limitation, the amount of Noncancellable Land Commitments, and (b) to the extent, if any, not included within a GAAP classification of liabilities, all liabilities secured by any lien or encumbrance on any property owned by the Company even though the Company has not assumed or otherwise become liable for the payment thereof.

      "Contingent Obligations" means any agreement, undertaking or arrangement by which the Company or any Subsidiary assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other Person.

      "Developed Lots" is defined in Section 2.3.

      "EBITDA" means for any period, the sum of the amounts for such period of
(a) Consolidated Net Income, (b) Interest Expense, (c) charges for federal, state, local and foreign income taxes, and (d) depreciation, amortization expense and non-cash charges which were deducted in determining net income.

      "Effective Assignment Date" is defined in Section 12.3(b).

      "Eligible" with respect to real estate is defined in Section 2.7 and "Eligible" with respect to Investments in Joint Ventures is defined in Section 2.8.

      "Eligible Investments in Joint Ventures" is defined in Section 2.8.

      "Eligible Lumber Inventory" is defined in Section 2.6.

      "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Section 6901, et seq.), the Water Quality Act of 1987, as amended (33 U.S.C.
Section 1251, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1321 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sec. 136, et seq.), the National Environmental Policy Act of 1969, as amended (42 U.S.C. Sec. 4321, et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "Eurodollar Advance" shall mean any amount borrowed as part of the Revolving Loans that bears interest at a rate calculated with a reference to the Eurodollar Rate.

      "Eurodollar Rate" shall mean, with respect to any Eurodollar Advance and the related Interest Period, the per annum rate that is obtained by dividing:
(a) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for the related Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Advance are being offered to U.S. banks by one or more prime banks in the London interbank market, as determined by the Administrative Agent in its sole discretion based upon reference to information appearing in Telerate, a service of Telerate Systems Incorporated, or any successor thereto, in the section captioned "British Bankers Assoc. Interest Settlement Rates," or any comparable index selected by the Administrative Agent for the obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England time, on the second Business Day prior to the first day of the related Interest Period, all as determined by the Administrative Agent, such interest rate to be rounded up to the nearest whole multiple of 1/16 of 1% per annum, by (b) a percentage equal to 100%, minus the Eurodollar Reserve Percentage.

      "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Certificate of Deposit Liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents, or with respect to any "Eurocurrency Liabilities" under

Regulation D of the Board of Governors of the Federal Reserve System, or any other regulations of any Governmental Authority having jurisdiction with respect thereto.

      "Event of Default" is defined in Section 10.1.

      "Excess Permitted Nonrecourse Borrowings" is defined in Section 8.5.

      "Excess Permitted Nonrecourse Borrowings Reserve" is defined in Section
2.1.

      "Existing Credit Documents" is defined in Section 1.1.

      "Fall Foundation Lots" is defined in Section 2.3.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day or the next preceding Business Day by the Federal Reserve Bank of New York.

      "Financial Officer" is defined in Section 9(a).

      "GAAP" is defined in Section 14.1.

      "Governmental Authority" means any arbitrator or court, government, state, or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by any Environmental Laws, but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of any Environmental Laws.

      "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Home Work-in-Process" is defined in Section 2.12.

      "Hostile Acquisition" shall mean to acquire, or obtain the right to acquire, beneficial ownership of 5% or more of common stock or 5% or more of assets then outstanding of any other business entity pursuant to a tender offer, exchange offer, or other offer not expressly authorized in writing by the Board of Directors of such business entity.

      "Huntington" is defined in the Preamble.

      "Indebtedness," as applied to the Company or any other Person shall mean, at any time, (a) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, including, without limitation (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) payable out of the proceeds or production of property owned by such Person, or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of capital leases; (b) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (c) all indebtedness, obligations or other liabilities in respect of Hedging Obligations interest rate contracts and currency agreements, net of liabilities owed by the counterparties thereon.

      "Insurance Sub" means any domestic Subsidiary formed by the Company for the purpose of insuring residential structural warranties of the Company and its Subsidiaries.

      "Interest Coverage Ratio" means, with respect to any period, the ratio of
(a) EBITDA of the Company and its Subsidiaries for such period to (b) Interest Expense for such period.

      "Interest Expense" means, for any period, as determined in conformity with GAAP, total interest expense, whether paid or accrued or due and payable (without duplication), including without limitation the interest component of capital lease obligations for such period, all bank fees, commissions, discounts and other fees and charges owed with respect to the Letters of Credit and net costs under interest rate contracts.

      "Interest Payment Date" shall mean in respect of the Revolving Loans, the last day of each Interest Period, and for any Interest Period that exceeds three months, on the 90th day after the commencement of such Interest Period.

      "Interest Period" shall mean:

      (a) With respect to any Prime Rate Advance, an initial period commencing, as the case may be, on the day such an advance shall be made by the Administrative Agent, or on the day of conversion of any then outstanding advance to an advance of such type, and ending the last day of each month and on the day of conversion to an advance of a different type.

      (b) With respect to any Eurodollar Advance, an initial period commencing, as the case may be, on the day such an advance shall be made by the Administrative Agent, or on the day of conversion of any then outstanding advance to an advance of such type, and ending on the date one (1), two (2), three (3) or six (6) months thereafter, all as the Company may elect pursuant to this Agreement; provided, that (i) any Interest Period with respect to a Eurodollar Advance that shall commence on the last Business Day of the calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the respective subsequent calendar month; and (ii) each Interest Period with respect to a Eurodollar Advance that would otherwise end on a day which is not a Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day. Notwithstanding the provisions of paragraphs
(a) and (b) above, no Interest Period shall be permitted which would end after the Revolving Credit Termination Date.

      (c) Interest with respect to all advances under the Revolving Loans shall be calculated on a 360 day year basis and shall be based on the actual number of days which elapse during the interest calculation period.

      "Investment" means any loan, advance, extensions of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit accounts or contribution of capital in or to any other entity or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes debentures, or other securities of any other entity.

      "Investments in Joint Ventures" is defined in Section 2.8.

      "Land Deposits" shall mean the sum of down payments, deposits, or other funds paid pursuant to noncancellable, bona fide, arm's length contracts for the purchase of real property by the Company.

      "Lender" and "Lenders" are defined in the Preamble.

      "Letter Agreement" means the fee letter dated December 31, 2001, from the Administrative Agent and accepted and agreed to by the Company.

      "Letter of Credit" and "Letters of Credit" are defined in Section 1.3(a).

      "Letter of Credit Application" is defined in Section 1.3(d).

      "Letter of Credit Obligations" means, at any time, the sum of (i) the aggregate non-contingent reimbursement or repayment obligations of the Company, any Subsidiary or any Approved Joint Venture with respect to amounts drawn under the Letters of Credit, plus (ii) the aggregate undrawn stated amount of all outstanding Letters of Credit, plus (iii) the aggregate stated amount of all Letters of Credit requested hereunder, but not yet issued or rejected.

      "Leverage Ratio" means, for any period, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth for such period.

      "Loans" means, with respect to a Lender, such Lender's portion of any advance made pursuant to Section 1.2, hereof and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 1.4 hereof, and collectively, all Revolving Loans and Swing Line Loans, whether made or continued as or converted to Prime Rate Advances or Eurodollar Advances.

      "Loan Document" and "Loan Documents" means this Agreement, the Notes, any Letter of Credit Application, the documents executed or delivered pursuant to this Agreement, any interest rate contracts to which any Lender or affiliate of a Lender is a party, and all other instruments, guaranties, agreements and contracts between (a) the Company or any Subsidiary of the Company and (b) any of the Administrative Agent, the Lenders or Huntington, in each case delivered to either the Administrative Agent, such Lender or Huntington pursuant to or in connection with this Agreement or the Revolving Credit Commitments.

      "Lots Under Development" is defined in Section 2.9.

      "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole,
(b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement, any Loan Document or any document, agreement, guaranty, or instrument executed in connection herewith, or (c) the ability of the Administrative Agent or the Lenders to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

      "Material Subsidiary" means any Subsidiary in which the sum of the Company's (a) Investment in such Subsidiary and (b) Contingent Obligations with respect to such Subsidiary equals or exceeds $1,000,000.

      "Maximum New Market Investment Amount" means, with respect to the Company and its Subsidiaries, (i) the aggregate amount of (a) each Purchase Price for an Acquisition of a Person or the assets of a Person whose principal business is outside Central Ohio or the metropolitan Louisville, Kentucky area, (b) the aggregate amount of Investments in Restricted Subsidiaries and in Investments in Joint Ventures, whose principal operations or property are outside Central Ohio or the metropolitan Louisville, Kentucky area, and (c) the aggregate cost of all Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property located outside Central Ohio or the metropolitan Louisville, Kentucky area, and (ii) for the purposes of Sections 8.3, 8.5, 8.11 and 8.24 of this Agreement, such maximum aggregate amount of (a), (b) and (c) above shall be $25,000,000, whether such investment or investments are made prior to, on or after the date of this Agreement.

      "Model Homes" is defined in Section 2.10.

      "Noncancellable Land Commitments" shall mean the amount of the Company's obligations with respect to the unpaid purchase price of noncancellable contracts for the purchase of real property by the Company.

      "Non-Facility Contingent Obligations" means the aggregate stated amount of the Company's or any Subsidiary's Contingent Obligations in connection with letters of credit or other forms of surety issued by a financial institution other than pursuant to the terms of this Agreement.

      "Note" and "Notes" are defined in Section 4(a).

      "Notice of Assignment" is defined in Section 12.3(b).

      "Notice of Borrowing" is defined in Section 1.2(d).

      "Participant" is defined in Section 12.2(a).

      "Permitted Acquisition" shall mean an Acquisition by the Company or any Subsidiary, for which the Company or a Restricted Subsidiary satisfies each of the following conditions to the good faith satisfaction of the Administrative Agent and the Required Lenders:

      (a) such Acquisition is of or with a Person in the homebuilding or related industry;

      (b) such Acquisition is made at a time when, after giving effect thereto and the related financing thereof, (i) no Event of Default exists or would occur based upon (A) a pro forma prospective calculation for the next twelve (12) month period and (B) a pro forma historical calculation (using Adjusted EBITDA if applicable) for the most recent twelve (12) month period of the financial covenants set forth in this Agreement performed in accordance with GAAP giving effect to any higher levels of Indebtedness associated with the acquired operations, together with interest thereon to be accrued for such twelve (12) month period, and (ii) after giving effect to such Acquisition, the Company and each Subsidiary would remain solvent pursuant to the warranties contained in this Agreement;

      (c) the acquired business entity shall have had positive Adjusted EBITDA for the twelve (12) month period immediately prior to the effective date of the Acquisition;

      (d) on the date of the closing of the Permitted Acquisition and after giving effect thereto and to any advances under the Revolving Loan made to finance such Permitted Acquisition, (i) no Event of Default shall have occurred and be continuing and (ii) all representations and warranties under this Agreement shall be true and correct as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

      (e) the acquired business entity, if the acquisition is of capital stock and such entity constitutes a Subsidiary, obligates itself on the Revolving Loans or this Agreement pursuant to a guaranty or supplement substantially in the form of Exhibit F hereto or other loan documents satisfactory to the Administrative Agent and otherwise complies with the requirements of this Agreement and executes and delivers such documentation as the Administrative Agent deems appropriate with respect to intercompany borrowings from the Company;

      (f) the acquired assets are free and clear of all liens or encumbrances except as permitted under this Agreement;

      (g) the Company delivers written notice to the Administrative Agent of its intention to make such Acquisition no less than 45 days prior to the proposed closing date for such acquisition that sets forth, among other things, information regarding liabilities and obligations with respect to the environmental matters, labor matters, or ERISA matters to be incurred by the Company (including, without limitation, the acquired business entity in the event of an acquisition of capital stock) as a result of such Acquisition, any indemnities afforded under the terms of such acquisition and the scope and results of any environmental review, labor review, or ERISA review undertaken by the Company in connection therewith and the results of any further due diligence required by the Administrative Agent;

      (h) the Company shall provide the Administrative Agent with copies of financial statements of the proposed acquired business entity;

      (i) the Company shall not engage in a Hostile Acquisition; and

      (j) all assets and/or Subsidiaries acquired shall be subject to the provisions of this Agreement.

      "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, business trust, or other organization whether the same constitutes a legal entity, and any Governmental Authority.

      "Potential Default" is defined in Section 1.5.

      "Premises" is defined in Section 7.12.

      "Prime Commercial Rate" as used herein shall mean the rate established by Huntington from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily Huntington's most favored rate.

      "Prime Rate Advance" shall mean any amount borrowed as part of the Revolving Loans that bears interest at a rate calculated with reference to the Prime Commercial Rate.

      "Prior Credit Agreement" is defined in Section 1.1.

      "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of such Lender's Revolving Credit Commitment at such time by (b) the sum of the aggregate amount of all Revolving Credit Commitments at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided, however, if all of the Revolving Credit Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (c) the sum of the aggregate amount of such Lender's Revolving Credit Obligations, plus such Lender's share of its obligations to purchase participations in Swing Line Loans, by (d) the sum of the aggregate amount of all Revolving Credit
Obligations:

      "Purchase Price" shall mean the sum of cash and cash equivalents paid, notes or other indebtedness given, liabilities assumed, or the fair market value of property transferred in connection with any Acquisition.

      "Purchasers" is defined in Section 12.3(a).

      "Qualified Joint Venture" is defined in Section 8.6.

      "Real Estate Held for Development" is defined in Section 2.11.

      "Real Property Parcel" is defined in Section 7.14.

      "Reimbursement Obligations" means the aggregate non-contingent reimbursement or repayment obligations of the Company with respect to amounts drawn under Letters of Credit issued for the account of the Company, a Restricted Subsidiary or any Approved Joint Venture.

      "Required Lenders" means, at any time, Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the sum of the then aggregate amount of the Revolving Credit Commitments in effect at such time; provided, however, that in the event any of the Lenders shall have failed to fund its Pro Rata Share of (i) any Revolving Loan requested by the Company or
(ii) any Swing Line Loan as requested by Administrative Agent, which such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding the Lenders whose failure to fund their respective Pro Rata Share of such Revolving Loans or Swing Line Loans have not been cured) whose Pro Rata Shares represent at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Pro Rata Shares of such Lenders. Provided, however, further that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms hereof, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Revolving Credit Obligations are at least sixty-six and two-thirds percent (66 2/3%).

      "Restricted Subsidiary" means a Subsidiary of the Company which (a) is organized and existing under the laws of any state of the United States of America, and (b) which has become obligated under the terms of this Agreement pursuant to a supplement or guaranty agreement satisfactory to the Administrative Agent, in its sole and absolute discretion.

      "Revolving Credit Availability" means, at any time, the amount by which the Revolving Credit Maximum Amount exceeds the Revolving Credit Obligations outstanding at such time.

      "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Line Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the amount set forth opposite the heading Revolving Credit Commitment under such Lender's name on the signature pages hereof, the signature pages of any amendment or modification hereto or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance.

      "Revolving Credit Commitments" means the aggregate amount of the Revolving Credit Commitments of all the Lenders, provided that the maximum aggregate principal amount of Revolving Loans, Swing Line Loans and stated amount of Letters of Credit shall not exceed $175,000,000, as reduced from time to time pursuant to the terms hereof.

      "Revolving Credit Maximum Amount" means, at any time, an amount equal to the Revolving Credit Commitments, less the amount of the Excess Permitted Nonrecourse Borrowings Reserve in effect at such time.

      "Revolving Credit Obligations" means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans at such time, plus (b) the stated amount of Letter of Credit Obligations outstanding at such time, plus (c) the outstanding principal amount of the Swing Line Loans at such time.

      "Revolving Credit Termination Date" means the earlier to occur of (a) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof, and (b) May 31, 2005.

      "Revolving Loan" and "Revolving Loans" are defined in Section 1.2(a).

      "Speculative Homes" is defined in Section 2.13.

      "Subsidiary" of the Company means any corporation or other entity more than 50% of the outstanding securities or other ownership interest having ordinary voting power or the equivalent thereof which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries, and shall exclude Alliance Title Agency, Ltd.

      "Swing Line Bank" means Huntington pursuant to the terms hereof.

      "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

      "Swing Line Loan" and "Swing Line Loans" are defined in Section 1.4(a).

      "Transferee" is defined in Section 12.4.

      "Uncommitted Land Holdings" shall mean the sum of all of the following, valued at cost or market: (a) Real Estate Held for Development, (b) Lots Under Development, (c) Developed Lots, (d) Land Deposits, (e) Noncancellable Land Commitments, and (f) the Company's net equity investment in Investments in Joint Venture.

      "Unleveraged Seller Financing" means Real Estate Held for Development which is subject to seller financing and secured by a mortgage or deed of trust on such property permitted under the terms of Sections 8.4 and 8.5 of this Agreement, for which the cost of such real property is equal to or greater than two (2) times the amount of the Indebtedness owing to such seller, and the value of any such Real Estate Held for Development shall be calculated in accordance with Section 2.11 above.

             [The remainder of this page intentionally left blank.]

      Each of the undersigned parties has signed this Agreement as of the date set forth in the Preamble hereto.

                              THE COMPANY AS BORROWER:

                              DOMINION HOMES, INC.

                              By:  /s/ Peter J. O'Hanlon
                                   ---------------------
                                   Peter J. O'Hanlon
                              Its: Chief Financial Officer
                                   -----------------------

                              Dominion Homes, Inc.
                              5501 Frantz Road
                              Dublin, Ohio 43017-0766
                              Attention: Jon M. Donnell,
                              President and Chief Operating Officer
                              Fax: 614/761-6139

                              with a copy to:

                              Robert A. Meyer, Jr., Esq.
                              Senior Vice President and General Counsel
                              Dominion Homes, Inc.
                              5501 Frantz Road
                              Dublin, Ohio 43017-0766
                              Fax: 614/761-6139

                              THE ADMINISTRATIVE AGENT

                              THE HUNTINGTON NATIONAL BANK

                              By:  /s/ William R. Remias
                                   ---------------------
                                   William R. Remias

                              Its: Vice President
                                   --------------

                              The Huntington National Bank, Administrative Agent 41 South High Street
                              Columbus, Ohio 43215
                              Attention: William R. Remias,
                                         Vice President
                              Fax: 614/480-3066

                              With a copy to:

                              Timothy E. Grady, Esq.
                              PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                              Columbus, Ohio 43215
                              Fax: 614/227-2100

                              THE LENDERS:

                              THE HUNTINGTON NATIONAL BANK,
                              as Lender and Issuing Bank

                              By:  /s/ William R. Remias
                                   ---------------------
                                   William R. Remias

                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $40,000,000

                              The Huntington National Bank
                              41 South High Street
                              Columbus, Ohio 43215
                              Attention: William R. Remias,
                                         Vice President
                              Fax: 614/480-3066


                              BANK ONE, NATIONAL ASSOCIATION

                              By:  /s/ David A. DeVictor
                                   ---------------------
                                   David A. DeVictor
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $20,000,000

                              Bank One, National Association
                              Mail Code OH1-0208, 11th Floor
                              100 East Broad Street
                              Columbus, Ohio 43271-0208
                              Attention: David A. DeVictor, Vice President
                              Fax: 614/248-6194

                              KEYBANK NATIONAL ASSOCIATION

                              By:  /s/ Robert L. Zelina
                                   --------------------
                                   Robert L. Zelina
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $35,000,000

                              KeyBank National Association
                              88 East Broad Street
                              Columbus, Ohio 43215
                              Attention: Robert L. Zelina, Vice President
                              Fax: 614/460-3469


                              NATIONAL CITY BANK

                              By:  /s/ Steven A. Smith
                                   -------------------
                                   Steven A. Smith
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $21,000,000

                              National City Bank
                              155 East Broad Street
                              Columbus, Ohio 43251
                              Attention: Steven A. Smith, Vice President
                              Fax: 614/463-8058


                              COMERICA BANK

                              By:  /s/ Charles L. Weddell
                                   ----------------------
                                   Charles L. Weddell
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $15,000,000

                              Comerica Bank
                              500 Woodward Avenue
                              7th Floor
                              Detroit, Michigan 48226-3256
                              Attention: Charles L. Weddell, Vice President
                              Fax: 313/222-9295

                              FIRSTAR BANK, N.A.

                              By:  /s/ Marilyn K. Miller
                                   ---------------------
                                   Marilyn K. Miller
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $25,000,000

                              FirStar Bank, N.A.
                              175 South 3rd Street, 4th Floor
                              Columbus, Ohio 43215-5134
                              Attention: Marilyn K. Miller, Vice President
                              Fax: 614/232-8043


                              THE PROVIDENT BANK

                              By:  /s/ Stephen S. Brooks
                                   ---------------------
                                   Stephen S. Brooks
                              Its: Vice President
                                   --------------

                              REVOLVING CREDIT COMMITMENT: $9,000,000

                              The Provident Bank
                              One Columbus
                              10 West Broad Street, Suite 200
                              Columbus, Ohio 43215
                              Attention: Stephen S. Brooks, Sr. Vice President
                              Fax: 614/221-0875


                              FIFTH THIRD BANK (CENTRAL OHIO)

                              By:  /s/ David J. Folkwein
                                   ---------------------
                                   David J. Folkwein
                              Its: Sr. Vice President
                                   -------------------

                              REVOLVING CREDIT COMMITMENT: $10,000,000

                              Fifth Third Bank (Central Ohio)
                              21 East State Street, 7th Floor
                              Columbus, Ohio 43215
                              Attention: David J. Folkwein, Sr. Vice President
                              Fax: 614/341-2602

         SCHEDULE 6.1(a) - CONDITIONS PRECEDENT TO INITIAL DISBURSEMENT

      Execution and delivery by all parties signatory thereto, delivery of original, or completion as the case may be, to the satisfaction of The Huntington National Bank (the "Agent") and its counsel of each of the following documents, certificates, exhibits, schedules and items containing such information requested by the Agent and its counsel and reflecting the absence of any material fact or issues and in all respect satisfactory to the Agent:


  DOCUMENT

  A.  LOAN DOCUMENTS

  1.  Amended and Restated Credit Agreement

        Exhibit A-1 - Form of Revolving Credit Note

        Exhibit A-2 - Form of Swing Line Note

        Exhibit B - Form of Standby Letter of
                Credit Reimbursement Agreement

        Exhibit C - Form of Notice of Borrowing or
                Continuation/Conversion

        Exhibit D - Form of Officer's Certificate to
                Accompany Reports

        Exhibit E - Form of Assignment and Acceptance

        Exhibit F - Form of Subsidiary Guaranty

        Schedule 6.1(a) - Conditions Precedent to
                Initial Disbursement (Closing Memorandum)

        Schedule 7.4 - Corporate Information

        Schedule 7.10 - Schedule of  Permitted Encumbrances

        Other Schedules required by Amended and Restated
        Credit  Agreement

  2.  HNB Revolving Credit Note $40,000,000

  3.  KeyBank Revolving Credit Note $35,000,000

  4.  Bank One Revolving Credit Note $20,000,000

  5.  Firstar Bank Revolving Credit Note $25,000,000

  6.  NCB Revolving Credit Note $21,000,000

  7.  Comerica Bank Revolving Credit Note $15,000,000

  8.  The Provident Bank Revolving Credit Note $9,000,000

  9.  Fifth Third Revolving Credit Note $10,000,000

 10.  Swing Note $10,000,000

 11.  Standby Letter of Credit Reimbursement Agreement

  DOCUMENT

 12.  Subsidiary Guaranty by Dominion Homes of
      Kentucky, Ltd. ("DHK") and Dominion Homes of Kentucky GP, LLC ("DHKGP")

 B.   ORGANIZATIONAL DOCUMENTS/CERTIFICATES

      BORROWER
 13. Certification of Secretary or Assistant Secretary certifying corporate resolutions authorizing execution of loan documents for Borrower

 14. Closing Certificate of Borrower with the following Exhibits:
         a. Certificate of Good Standing -
            State of Ohio
         b. Certified Copy of Articles of Incorporation -
            State of Ohio
         c. Code of Regulations

      SUBSIDIARIES
 15. Certification of partners of DHK certifying partnership resolutions authorizing execution of loan documents for DHK

 16.  Closing Certificate of DHK with the following
      Exhibits:
         a. Certificate of Good Standing -
            State of Kentucky
         b. Agreement of Limited Partnership
         c. Certificate of Limited Partnership
            certified by the State of Kentucky

 17. Certification of members of DHKGP certifying resolutions authorizing execution of loan documents for DHKGP

 18.  Closing Certificate of DHKGP with the
      following Exhibits:
         a. Certificate of Good Standing -
            State of Kentucky
         b. Articles of Organization certified by the State of Kentucky
         c. Operating Agreement

 C.   MISCELLANEOUS CLOSING REQUIREMENTS

 19. Judgment, tax lien and pending litigation searches on Borrower
         a. Franklin County, Ohio

  DOCUMENT

 20.  UCC lien searches on Borrower
         a. Ohio Secretary of State
         b. Franklin County Recorder

 21.  UCC lien searches on DHK and DHKGP
         a. Kentucky Secretary of State

 22.  Payoff letters from lenders, if necessary

 23. Evidence of Insurance for personal property, real property and liability insurance

                      SCHEDULE 7.4 - CORPORATE INFORMATION

               As of November 12, 2001, Dominion Homes, Inc. has:

One class of capital stock authorized by the Company's Articles of Incorporation consisting of 12 million common shares without par value. In addition, the Company has 3 million preferred shares of stock; consisting of 1.5 million voting preferred shares without par value and 1.5 million non-voting preferred shares without par value. The Company has the following subsidiaries:

1. Dominion Homes of Kentucky GP, LLC, a Kentucky limited liability company ("DHKGPLLC"), which is wholly owned by the Company; and

2. Dominion Homes of Kentucky Ltd, a Kentucky limited partnership, which is 99% owned by the Company and 1% by DHKGPLLC.

3. Dominion Homes Financial Services, Ltd., an Ohio limited liability company ("DHFS"), which has 100 Membership Units, consisting of 95 Class A units owned by the Company and 5 Class B units owned by Thomas H. Meyer.

4.    Reserved

6,407,907 common shares issued and outstanding.

The Company's federal tax identification number is 31-1393233.

DHKGPLLC's federal tax identification number is 61-1358134.

Dominion Homes of Kentucky Ltd's federal tax identification number is 61-1357950.

DHFS's federal tax identification number is 31-1679135.

               SCHEDULE 7.10 - SCHEDULE OF PERMITTED ENCUMBRANCES

------------------------------------------------------------------------------------------------------
      SECURED PARTY, LESSOR OR MORTGAGOR                            DESCRIPTION OF ITEM
------------------------------------------------------------------------------------------------------
Mary E. Hoffman, Deceased                                  Mortgage on Hoffman Farm Land
National City Bank, Trustee
------------------------------------------------------------------------------------------------------
Richard L. and Susan E. Paulus,                            Mortgage on River Valley Highlands land
Dick Paulus Custom Builders
------------------------------------------------------------------------------------------------------
Locust Curve, Inc.                                         Mortgage on Locust Curve Land
------------------------------------------------------------------------------------------------------
BRC Properties Inc. (formerly Borror Realty Company)       Lease - 5501 Frantz Road Office Building
------------------------------------------------------------------------------------------------------
National Model Homes, Inc.                                 Lease - Model Homes
------------------------------------------------------------------------------------------------------
Don Avdul                                                  Lease - Model Homes
------------------------------------------------------------------------------------------------------
Norman C. Straker Jr.                                      Lease - Model Homes
------------------------------------------------------------------------------------------------------
Rhodes Furniture Store                                     Lease - Model Home Furniture
------------------------------------------------------------------------------------------------------
LeaseNet, Inc. Assigned to Star Bank, NA,                  -   Leased computer equipment and
now known as FirStar Bank, NA                                  software, programs, system
                                                               consultation and projection
                                                               equipment; more particularly
                                                               described in various UCC Financing
                                                               Statements filed with the Ohio
                                                               Secretary of State and the Franklin
                                                               County Recorder;
                                                           -   Leased office equipment and furniture
                                                               more particularly described in
                                                               various UCC financing statements
                                                               filed with the Ohio Secretary of
                                                               State and the Franklin County
                                                               Recorder
                                                           -   Leased Hyster orderpicker pursuant to
                                                               UCC financing statement nos.
                                                               AP0181778 filed with the Ohio
                                                               Secretary of State and
                                                               199909270242431 filed with the
                                                               Franklin County Recorder
                                                           -   Leased Hyster precrusher pursuant to
                                                               UCC financing statement nos. AP331653
                                                               filed with the Ohio Secretary of
                                                               State and 200105010093329 filed with
                                                               the Franklin County Recorder
                                                           -   Leased KIP Engineering Copier
                                                               pursuant to UCC financing statement
                                                               no. AP0117109 filed with the Ohio
                                                               Secretary of State

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
      SECURED PARTY, LESSOR OR MORTGAGOR                            DESCRIPTION OF ITEM
------------------------------------------------------------------------------------------------------
Firstar Bank Equipment Finance                             -   Leased computer equipment and
                                                               software, programs, system
                                                               consultation and projection
                                                               equipment; more particularly
                                                               described in various UCC Financing
                                                               Statements filed with the Ohio
                                                               Secretary of State;
                                                           -   Leased office equipment and furniture
                                                               more particularly described in
                                                               various UCC financing statements
                                                               filed with the Ohio Secretary of State
------------------------------------------------------------------------------------------------------
Pitney Bowes Credit Corporation                            Leased office equipment pursuant to UCC
                                                           financing statement no AP0178252 filed
                                                           with the Ohio Secretary of State;

------------------------------------------------------------------------------------------------------
Hyster Credit Company                                      Hyster lift trucks pursuant to UCC
                                                           financing statement nos. AP0144015,
                                                           AP0145078, and AP0152374 filed with the
                                                           Ohio Secretary of State and
                                                           199904270103842, 199904300108170, and
                                                           199905250131257 filed with the Franklin
                                                           County Recorder

------------------------------------------------------------------------------------------------------
GFC Leasing                                                Leased copiers, fax machines and other
                                                           equipment pursuant to UCC financing
                                                           statement nos. AP0236819, AP305366 and
                                                           OH00042567484 filed with the Ohio
                                                           Secretary of State and 200004180074885
                                                           and 200011210235970 filed with the
                                                           Franklin County Recorder
------------------------------------------------------------------------------------------------------
Ameritech Credit Corporation                               Leased telecommunications and data
                                                           equipment pursuant to UCC financing
                                                           statement no. 04951D07 filed with the
                                                           Franklin County, Ohio, 1601087 filed with
                                                           the Kentucky Secretary of State
------------------------------------------------------------------------------------------------------
Ford Motor Credit Co.                                      Various vehicle leases, including,
                                                           without limitation, the vehicles
                                                           referenced on UCC financing statement
                                                           nos. AP0031934 and AP0043442 filed with
                                                           the Ohio Secretary of State and
                                                           199711240150197, 199803100054714,
                                                           199803100054715, 199804140088315,
                                                           199711240150192, 199711240150193 and
                                                           199711240150195 filed with the Franklin
                                                           County Recorder
------------------------------------------------------------------------------------------------------
The Huntington National Bank                               Various vehicle leases
------------------------------------------------------------------------------------------------------
Star Bank, NA                                              Various vehicle leases
------------------------------------------------------------------------------------------------------

              EXHIBIT A-2 TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

                             Form of Swing Line Note

                          THE HUNTINGTON NATIONAL BANK
                                 SWING LINE NOTE


City Office               Division                 Branch          | | Secured
            -------------         ----------------        --------

Account No.                                   Note No.             |X| Unsecured
            ---------------------------------         ------------

Account Name    DOMINION HOMES, INC.
            --------------------------------------------------------------------

|X|  Corporation            | | Partnership       | | Individual/Proprietorship


$10,000,000                   Columbus, Ohio                 December ____, 2001

      FOR VALUE RECEIVED, the undersigned Dominion Homes, Inc., an Ohio corporation (the "Company") promises to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the "Swing Line Bank," which term shall include any holder hereof) at the office of the Administrative Agent (as defined below) at 41 South High Street, Columbus, Ohio 43215, the sum of Ten Million Dollars ($10,000,000) or so much thereof as shall have been advanced by the Swing Line Bank at any time and not hereafter repaid (hereinafter referred to as "Principal Sum") together with interest as hereinafter provided and payable at the time and in the manner hereinafter provided. Subject to the terms of the Credit Agreement (as defined below), the proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this swing line note (this "Note"). Subject to the terms of the Credit Agreement, each such advance shall be made to the Company upon receipt by the Administrative Agent of the undersigned's Notice of Borrowing, which shall be in such form prescribed by the Credit Agreement. The Administrative Agent shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Administrative Agent to be the undersigned, or the undersigned's authorized agent. The undersigned agrees that all advances made by the Swing Line Bank will be evidenced by entries made into the electronic data processing system or internal memoranda maintained by the Administrative Agent. The undersigned further agrees that the sum or sums shown on the most recent printout from the Administrative Agent's electronic data processing system or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

      This Note is issued pursuant to, is entitled to the benefits of, and the advances contemplated hereunder are to be made pursuant to a certain Amended and Restated Credit Agreement by, between, and among the undersigned, the Swing Line Bank and the institutions from time to time party thereto as lenders (collectively, the "Lenders"), The Huntington National Bank ("Huntington") in its separate capacity as issuing bank (the "Issuing Bank"), and Huntington in its separate capacity as administrative agent for the Lenders and the Issuing Bank (with its successors in such capacity, the "Administrative Agent"), dated as of December 31, 2001, and all amendments, modifications, and supplements thereto from time to time (hereinafter called the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings so defined in the Credit Agreement.

INTEREST

      Interest will accrue on the unpaid balance of the Principal Sum at the rates set forth in the Credit Agreement.

MANNER OF PAYMENT

      All payments of the Principal Sum and accrued interest in respect of this Note shall be made to the Administrative Agent not later than 1:00 p.m. (Ohio time) on the date due at the address set forth above to the Administrative Agent in lawful money of the United States of America in immediately available funds. The Principal Sum shall be due and payable pursuant to the terms set forth in the Credit Agreement, and upon acceleration of the Principal Sum in accordance with the terms of the Credit Agreement. The Company also promises to pay interest on the unpaid Principal Sum borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the time determined in accordance with the provisions of the Credit Agreement.

LATE CHARGE

      In addition to all of the Swing Line Bank's other rights and remedies, any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

DEFAULT

      Upon the occurrence of any Event of Default specified in the Credit Agreement, the Principal Sum and accrued interest may become forthwith due and payable, all as provided in the Credit Agreement.

GENERAL PROVISIONS

      The undersigned, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. The Swing Line Bank shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

      The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof.

      The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

      THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED OR THE SWING LINE BANK WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE UNDERSIGNED OR THE SWING LINE BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE UNDERSIGNED TO THE WAIVER OF THE RIGHT OF THE UNDERSIGNED TO TRIAL BY JURY.

WARRANT OF ATTORNEY

      The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Swing Line Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Swing Line Bank, and the undersigned hereby expressly waives any conflict of interest that may exist by virtue of such representation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                           DOMINION HOMES, INC.

                                           By:__________________________________

                                           Its:_________________________________

               EXHIBIT B TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

            Form of Standby Letter of Credit Reimbursement Agreement

                STANDBY LETTER OF CREDIT REIMBURSEMENT AGREEMENT

To The Huntington National Bank:                              December ___, 2001

      In consideration of the issuance by The Huntington National Bank (the "Issuing Bank"), or the Issuing Bank's application for the issuance by the Issuing Bank's correspondent at the request of Dominion Homes, Inc. (the "Company"), a Subsidiary thereof or an Approved Joint Venture, of one or more Letters of Credit (herein separately a "Credit and collectively the "Credits") substantially in accordance with the application attached hereto, or such applications as may hereafter be executed and made a part hereof (collectively the "Applications" and each one separately an "Application"), the Company agrees as follows:

      1. This Standby Letter of Credit Reimbursement Agreement (this "Agreement") is executed and the Credits contemplated hereunder are made pursuant to a certain Amended and Restated Credit Agreement by, between, and among the Company, the Issuing Bank and the institutions from time to time party thereto as lenders (collectively, the "Lenders"), The Huntington National Bank ("Huntington") in its separate capacity as issuing bank, and Huntington in its separate capacity as administrative agent for the Lenders and the Issuing Bank (with its successors in such capacity, "Administrative Agent"), dated as of December , 2001, and all amendments, modifications, and supplements thereto from time to time (hereinafter called the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Letters of Credit are issued and the Reimbursement Obligations are to be repaid. To the extent that any provisions of this Agreement are inconsistent with the terms of the Credit Agreement, the terms of the Credit Agreement shall control. All Applications shall be made on forms substantially identical to Exhibit A attached hereto. Upon execution by the Company, each Application shall become a part of, and subject to, the terms and conditions of the Credit Agreement and this Agreement.

      2. As to drafts drawn under or purporting to be drawn under a Credit which are payable in United States currency, the Company agrees (a) in the case of each sight draft, to reimburse the Issuing Bank at the Issuing Bank's issuing office on demand, in United States legal tender, the amount paid on such draft; or (b) if so demanded by the Issuing Bank, to pay to the Issuing Bank at said office in advance, in such legal tender, the amount required to pay such draft.

      3. As to drafts drawn under or purporting to be drawn under a Credit which are payable in currency other than United States currency, the Company agrees in the case of each sight draft to reimburse the Issuing Bank at the Issuing Bank's issuing office, on demand, the equivalent of the amount paid, in United States legal tender, at the rate of exchange then current for cable transfers to the place of payment, in the currency in which such draft is drawn. A demand made on the Company shall fix the exchange rate. If for any reason whatsoever, there shall be, at the time of the Issuing Bank's demand of reimbursement or payment, no rate of exchange current for effective cable transfers to the place of payment and in the currency in which any such draft is drawn, the Company agrees to pay the Issuing Bank, on demand, in United States legal tender, an amount which, in the Issuing Bank's sole judgment, shall be sufficient to meet the Company's obligations hereunder, which amount may be applied by the Issuing Bank at any time as a payment on account of such obligations; or, at the Issuing Bank's option, held as security therefor; it being understood, however, that the Company shall remain liable for any deficiency which may result if such amount in the United States legal tender shall prove to be insufficient to effect full payment or reimbursement to the Issuing Bank at the time when a rate of exchange for such transfers shall again be current.

      4. The Company also agrees to pay to the Issuing Bank, on demand, the fees as set forth in the Credit Agreement, and all charges and expenses (including all charges for legal services) paid or incurred by the Issuing Bank in connection with the issuance of each Credit, plus correspondent's charges, if any, and interest where chargeable. The Company agrees to pay the Issuing Bank after demand for reimbursement interest upon any amounts disbursed hereunder at the applicable rate of interest set forth in the Credit Agreement.

      5. The Company agrees that, in the event of any extension of the maturity or time for presentation of drafts, documents, or any other modification of the terms of any Credit, at the Company's request, or in the event of any increase in the amount of any Credit at the Company's request, this Agreement shall be binding upon the Company with regard to such Credit so increased or otherwise modified, to drafts, documents and to any action taken by the Issuing Bank or any of the Issuing Bank's correspondents in accordance with such extension, increase, or other modification.

      6. The Company hereby expressly authorizes the Issuing Bank and any of the Issuing Bank's correspondents to pay any drafts drawn under or purporting to be drawn under any Credit, notwithstanding any discrepancies or irregularities between the drafts and documents presented, and those required by the terms of any Credit; provided that as to discrepancies and irregularities not otherwise covered by the provisions of this Agreement, the Issuing Bank or the Issuing Bank's correspondent so accepting or paying must be furnished with an indemnity satisfactory to the Issuing Bank, which, running in the Company's favor as well as the Issuing Bank, covers the discrepancies or irregularities, but is limited to the actual damage directly attributable to such discrepancies or irregularities.

      7. The Company assumes all risks of the acts or omissions of the users of the Credits. The Company agrees that, should the beneficiary under a Credit upon receipt of advice, by cable or otherwise, of the issuance of a Credit, but prior to its actual receipt, negotiate drafts by virtue of such advice, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof, and the Company assumes all the risks of the misuses of the Credits, whatsoever. Neither the Issuing Bank nor the Issuing Bank's correspondents shall be responsible for the form, validity, sufficiency, genuineness, or legal effect of documents, even if such documents should in fact prove to be in any or all respect invalid, insufficient, fraudulent, or forged; for the validity or sufficiency of any instrument assigning or transferring or purporting to assign or transfer any Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; for failure of any draft to bear any reference or adequate reference to any Credit, or failure of documents to accompany any draft at negotiation, or failure of documents to accompany any draft at payment if sent by duplicate mail, or failure of any person to note the amount of any draft on the reverse of any Credit, or to surrender to take up any Credit or to send forward documents apart from drafts, as required by the terms of any Credit, each of which provisions, if contained in any Credit itself, it is agreed, may be waived by the Issuing Bank; or for errors, omissions, interruptions, or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless, or otherwise, whether or not they be in cipher; nor shall the Issuing Bank be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents for errors in translation, or for errors in interpretation of technical terms, or for any consequences arising from causes beyond the Issuing Bank's control; and none of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. The Issuing Bank shall have the right to transmit the terms of any Credit without translating them. The Company shall protect the Issuing Bank and any other drawee in paying any draft dated on or before the expiration of any time limit expressed in any Credit, regardless of when drawn and when or whether negotiated. If any Credit provides that payment is to be made by the Issuing Bank's correspondent, neither the Issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in any Credit to come into the Issuing Bank's hands, or for any delay in connection therewith; and the Company's obligation to reimburse the Issuing Bank for payments made or obligations incurred shall not be affected by such failure or delay in the receipt by the Issuing Bank of any of such documents. In furtherance and extension and not in limitation of the specific provisions herein before set forth, the Company agrees that any action taken by the Issuing Bank or any correspondent of the Issuing Bank, under or in connection with any Credit or the relative drafts and documents, if taken in good faith, shall be binding on the Company, and shall not put the Issuing Bank or the Issuing Bank's correspondent under any resulting liability to the Company, and the Company makes the same agreement as to any inaction or omission, unless in breach of good faith.

      The Issuing Bank shall not in any way be liable for any failure by the Issuing Bank or anyone else to pay any draft under any Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency, or from any other cause beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents, agents, or sub-agents, or for any loss or damage to the Issuing Bank or anyone else resulting from any such failure to pay, all such risks being expressly assumed by the Company, and the Company agrees to indemnify and hold the Issuing Bank harmless from any claim, loss, liability, or expense arising by reason of any such failure to pay. The Company is responsible to the Issuing Bank for all obligations imposed upon the Issuing Bank with respect to any Credit or the relative drafts and documents.

      8. The Company agrees that the balance of every account of the Company with the Issuing Bank and each claim of the Company against the Issuing Bank existing from time to time, shall be subject to a lien and subject to be set off against any and all such liabilities of the Company; and the Issuing Bank may at any time or from time to time at the Issuing Bank's option and without notice after an "Event of Default" under the Credit Agreement, appropriate and apply toward the payment of any of such liabilities of the Company the balance of each such account of the Company with the Issuing Bank and each such claim of the Company against the Issuing Bank, and the Company will continue to be liable for any deficiency. The Company agrees that all property of every description, now or hereafter in the Issuing Bank's possession or custody, or in transit to the Issuing Bank for any purpose, including safekeeping, collection, or pledge, for the account of the Company, or as to which the Company may have any interest, right, or power, whether or not such property is in whole or in part released to the Company on trust or bailee receipt, are hereby made security and subject to a lien and security interest in the Issuing Bank's favor for any and all such liabilities of the Company. The Issuing Bank may at any time and from time to time, without notice, transfer into the Issuing Bank's own name or that of the Issuing Bank's nominee, any property so held as collateral. The Company agrees that upon the occurrence of an "Event of Default" under the Credit Agreement or a breach of any of the terms, conditions, or provisions of this Agreement (a) any and all such liabilities of the Company shall, at the Issuing Bank's option, become and be immediately due and payable, without notice, presentation, demand of payment or protest, all such being hereby expressly waived, and notwithstanding any credit or time allowed to the Company, or any instrument evidencing such liabilities or otherwise, and (b) the Issuing Bank shall have the right from time to time to sell, re-sell, assign, and deliver all or any part of the property, securing any liabilities of the Company, arrived or to arrive, at any brokers' Board of Exchange, or at public or private sale, at the Issuing Bank's option, without having the property at the place of sale, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Issuing Bank may deem proper, and in connection therewith, may grant options, all without demand, advertisement or notice to the Company, all of which are hereby expressly waived, and to apply the net proceeds of such sale or sales to the payment of any and all such liabilities and the Company will continue to be liable to the Issuing Bank for any deficiency, with interest. Upon such sale, the Issuing Bank may purchase the whole or any part of the property of the Company being sold, free from any right of redemption, which the Company hereby expressly waives and releases. Demands or calls for collateral on or any notices to the Company shall be made or given by the Issuing Bank by complying with the notice provision contained in Section 13.1 of the Credit Agreement. The Company agrees that with or without notification to the Company, the Issuing Bank may exchange, release, surrender, realize upon, release on trust receipt to the Company, or otherwise deal with any property by whomsoever pledged, mortgaged, or subjected to a security interest to secure directly or indirectly any of the obligations hereunder or for which the Company may be liable.

      Subject to the terms and conditions of the Credit Agreement, the Company will bear and pay all expenses of every kind (including all reasonable charges for legal services to the extent permitted by applicable law) of the enforcement of any of the Issuing Bank's rights herein mentioned, of any claim or demand by the Issuing Bank against the Company, and of any actual or attempted sale, exchange, enforcement, collection maintenance, retention, insurance, compromise, settlement, release, delivery on trust receipt, or delivery of any such security, and of the receipt of proceeds thereof, and will repay to the Issuing Bank any such expenses incurred by the Issuing Bank.

      9. None of the Issuing Bank's options, powers or rights (including those hereunder) shall be waived unless the Issuing Bank or the Issuing Bank's authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated herein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. No segregation or specific allocation by the Issuing Bank of specified collateral against any liability shall waive or affect any lien of any sort against other securities or property or any of the Issuing Bank's options, powers or rights (including those hereunder).

      10. The word "property" as used in this Agreement includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal, or mixed, and any right or interest therein. Property in the Issuing Bank's possession shall include property in possession of anyone for the Issuing Bank in any manner whatsoever. The Issuing Bank's options, powers and rights specified in this Agreement are in addition to those otherwise created. The Issuing Bank is hereby expressly given the right and power in furtherance of any right, power or privilege which the Issuing Bank may have hereunder or in connection with the Credits to execute any endorsements, assignments, or other instruments of conveyance or transfer in the Company's name, place and stead, covering any property standing in the Company's name or belonging to the Company of every kind and description which the Issuing Bank may hold or which may come into the Issuing Bank's possession under the Credits or by reason of this Agreement.

      11. If any Credit states that except so far as otherwise expressly stated, it is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce (Publication No. 500) (herein called the "Uniform Customs"), such Credit shall be so subject in all respects; and (a) that, if such Credit does not state that except so far as otherwise expressly stated it is subject to the Uniform Customs, the Issuing Bank and any of the Issuing Bank's correspondents may, without limiting the type of document acceptable according to any other provisions of this Agreement, accept documents of any character which comply with the Uniform Customs, or which comply with the laws or regulations in force and customs and usages of the place of negotiation, and (b) that the Issuing Bank and any of the Issuing Bank's correspondents may receive, negotiate, and pay as complying with the terms of such Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of the party in whose name such Credit provides that any drafts or other documents should be drawn or issued.

      12. The Issuing Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Credit without regard to, and without any duty on the Issuing Bank's part to inquire into, the existence of any disputes or controversies between the Company, the beneficiary of such Credit, or any other person, firm or corporation, or the respective rights, duties, or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under such Credit are true or correct. Furthermore, the Company fully understands and agrees that the Issuing Bank's sole obligation to the Company shall be limited to honoring requests for payment made under and in compliance with the terms of the Credits and this Agreement and the Issuing

Bank's obligation remains so limited even if the Issuing Bank may have assisted the Company in the preparation of the wording of the Credits or any documents required to be presented thereunder or that the Issuing Bank may otherwise be aware of the underlying transaction giving rise to the Credits and this Agreement.

      13. If any Credit shall be issued by the Issuing Bank's correspondent in accordance with this Agreement, each of the warranties, liabilities and other terms of this Agreement or of any Credit shall run in the Issuing Bank's favor as well as that of the Issuing Bank's correspondent so issuing such Credit.

      14. The Company authorizes any attorney at law to appear in any court of record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Company in favor of the Issuing Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution.

      15. THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE COMPANY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY TO THE WAIVER OF THE COMPANY'S RIGHT TO TRIAL BY JURY.

      16. This Agreement shall be binding upon the Company, its heirs, executors, administrators, successors, and assigns, and shall inure to the benefit of, and to be enforceable by, the Issuing Bank, its successors, transferees and assigns. If this Agreement should be terminated or revoked by operation of law as to the Company, the Company will indemnify and save the Issuing Bank harmless from any loss which may be suffered or incurred by the Issuing Bank in acting hereunder, prior to the receipt by the Issuing Bank or the Issuing Bank's transferees or assigns of notice in writing of such termination or revocation. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                           DOMINION HOMES, INC.


                                           By:__________________________________

                                           Its:_________________________________

                                    EXHIBIT A
                          ATTACHMENT TO STANDBY LETTER
                        OF CREDIT REIMBURSEMENT AGREEMENT
          BETWEEN THE HUNTINGTON NATIONAL BANK AND DOMINION HOMES, INC.
                     EXECUTED AND DELIVERED DECEMBER , 2001.

The Huntington National Bank                              __________________, 20
International Division
P.O. Box 1558                                               Letter of Credit No.
Columbus, Ohio 43260

                                                               FOR BANK USE ONLY

Please issue by ___ Cable ____ Airmail    DATE AND PLACE OF EXPIRY
For Our Account An Irrevocable Letter
of Credit as Follows:

Applicant                                 Beneficiary

Dominion Homes, Inc.
5501 Frantz Road
Dublin, Ohio 43017-0766
      or

__________________________
__________________________
__________________________


Advising Bank                             Amount

                                          Credit available with

                                          By __ payment __ negotiation against
                                          presentation of the documents
                                          detailed herein.



LIST BELOW DOCUMENTS/                     And of beneficiary's draft(s) at SIGHT
STATEMENTS REQUIRED, IF ANY
                                          Drawn on

                                           DOMINION HOMES, INC.


                                           By:__________________________________

                                           Its:_________________________________

               EXHIBIT C TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

                           Form of Notice of Borrowing

The Huntington National Bank, Administrative Agent
41 South High Street
Columbus, Ohio 43215
Attention: William R. Remias, Vice President

      Re:   Amended and Restated Credit Agreement dated December 31, 2001

Ladies and Gentlemen:

      The undersigned, a duly authorized officer of Dominion Homes, Inc., borrower under the above-referenced Credit Agreement, hereby requests the (disbursement) (conversion) of a (Prime Rate Advance) (Eurodollar Advance) in the amount of $ (to a (Prime Rate Advance) (Eurodollar Advance) in the amount of $ )) (for a period of (months)). The date of (disbursement) (conversion) will be , 200 . This request corresponds to the (Revolving Loans) (Swing Line Loan) to the Borrower provided for in the Credit Agreement.

         The proceeds of the advance shall be disbursed as follows:_____________
________________________________________________________________________________


                                           DOMINION HOMES, INC.


                                           By:__________________________________

                                           Its:_________________________________

                                           Date:_____________________

               EXHIBIT D TO AMENDED AND RESTATED CREDIT AGREEMENT
                             DATED DECEMBER 31, 2001

                          Form of Officer's Certificate
                              OFFICER'S CERTIFICATE

To: To the institutions from time to time party thereto as Lenders, (individually, a "Lender" and collectively, the "Lenders"), The Huntington National Bank ("Huntington") as issuing bank and as a Lender, and Huntington, in its separate capacity as administrative agent for the Lenders and the issuing bank (with its successors in such capacity, "Administrative Agent") under the Amended and Restated Credit Agreement dated as of December , 2001, among Dominion Homes, Inc. (the "Company"), the Lenders, Huntington and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

      Pursuant to Section 9 of the Credit Agreement, the [President] [Chief Operating Officer and Chief Financial Officer] [Treasurer] of the undersigned, hereby certifies that:

      1. I am the duly elected, qualified and acting [President] [Chief Operating Officer and Chief Financial Officer] [Treasurer] of the Company.

      2. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Certificate.

      3. The consolidated financial statements attached hereto as Exhibit A, including a balance sheet, statements of operations of the Company and the Subsidiaries, and statements of income and surplus, fairly represent the financial condition of the Company and the Subsidiaries as of _____________, 200__.

      4. The calculation of the Borrowing Base as of the end of __________, 200__. (including, without limitation, a complete listing of the Non-Facility Contingent Obligations) is attached hereto as Exhibit B.

      5. The Company is in compliance with terms of the Credit Agreement and the calculating the financial covenants and ratios of the Company set forth in Sections 8.13, 8.14, 8.16 and 8.17 of the Credit Agreement. A copy of the calculations of the financial covenants and ratios are set forth in Exhibit C.

      6. No Event of Default or Potential Default has occurred and is continuing.


                                        By: __________________, ________________
                                            of the Company, Dominion Homes, Inc.

               EXHIBIT E TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

                        Form of Assignment and Acceptance

                            ASSIGNMENT AND ACCEPTANCE

      ASSIGNMENT AND ACCEPTANCE dated ________________, 200__, between _________ _______________________________(the "Assignor") and ______________ (the
"Assignee").

                             PRELIMINARY STATEMENTS

      A. Reference is made to the Amended and Restated Credit Agreement dated as of December , 2001, among Dominion Homes, Inc., an Ohio corporation (the "Company"), the institutions from time to time party thereto as Lenders (individually, a "Lender" and collectively, the "Lenders"), The Huntington National Bank ("Huntington") in its separate capacity as issuing bank (the "Issuing Bank"), and Huntington, in its separate capacity as administrative agent for the Lenders and the Issuing Bank (with its successors in such capacity, "Administrative Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

      B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a percentage interest in the aggregate Revolving Credit Commitments (the "Assigned Percentage") as specified in Item 4 of Schedule 1 attached hereto, together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

      NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

      1. In consideration of the Assignee's payment to the Assignor of $_________, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement with respect to such Assigned Percentage, including, without limitation, the obligation to make Revolving Loans and to participate in Letters of Credit.

      2. The Assignor (i) represents and warrants that as of the date hereof its Pro Rata Share (without giving effect to assignments thereof which have not yet become effective) is as set forth in Item 3(a) of Schedule 1 attached hereto, and that its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is equal to the amount set forth in
Item 3(b) of Schedule 1 attached hereto; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the Loan Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of the Company's Subsidiaries or the performance or observance by the Company or any of the Company's Subsidiaries of any of such Persons' respective obligations under the Credit Agreement, any other Loan Document or any instrument or document furnished pursuant thereto; and (v) attaches the Revolving Credit Note delivered to it under the Credit Agreement and has requested that the Company exchange such Note for the following new Note(s):

                  Revolving Credit
                  Note Payable                    Revolving
                  to the Order of:                Note Amount:
                  ----------------                ------------
                  [Name of Assignor]              $___________

                  [Name of Assignee]              $___________

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other Loan Documents, information, exhibits, reports, projections and forecasts which the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Credit Agreement, any other Loan Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in clauses (i) and (ii) of Paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Loan Documents are required to be performed by it as a Lender; (vii) represents and warrants that none of the consideration used to make the purchase of the Revolving Credit Commitment and Revolving Loans under this Assignment and Acceptance are "loan assets" as defined under ERISA and that the rights and interests of the Assignee in and under the Loan Documents will not be "plan assets" under ERISA, and (viii) specifies as its address for notices the address set forth in Item 6 of Schedule 1 attached hereto, together with the name and address of its applicable lending office.

      4. The effective date for this Assignment and Acceptance shall be the later of (i) the date set forth in Item 2 of Schedule 1 attached hereto, or (ii) the date upon which a completed Notice of Assignment substantially in the form of Exhibit 1 attached hereto, together with any consents and fees required by and otherwise in accordance with Section 12.3 of the Credit Agreement shall have been delivered to the Administrative Agent, provided the Administrative Agent accepts the Notice of Assignment and the assignment and transfer referenced therein (the "Effective Assignment Date").(1)

      5. As of the Effective Assignment Date, provided that the Administrative Agent accepts the Notice of Assignment and the assignment and transfer referenced therein, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

      6. From and after the Effective Assignment Date, provided that the Administrative Agent accepts the Notice of Assignment and the assignment and transfer referenced therein, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Assignment Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Ohio.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of __________, 200__.

                                         [NAME OF ASSIGNOR]

                                         By_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                         [NAME OF ASSIGNEE]

                                         By_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

----------
(1) Such date shall be at least two (2) Business Days after the date of execution of this Assignment and Acceptance by the Assignor and Assignee and the delivery to the Administrative Agent of the Notice of Assignment and any consents and fees required by Section 12.3 of the Credit Agreement.

                                    Exhibit 1
                                       to
                            Assignment and Acceptance

                          Form of Notice of Assignment

To: Dominion Homes, Inc.
    5501 Frantz Road
    Dublin, Ohio 43017
    Attention: Chief Financial Officer

    The Huntington National Bank,
      Administrative Agent
    41 South High Street
    Columbus, Ohio 43215
    Attention: William R. Remias
               Vice President

From: [NAME OF ASSIGNOR] (the "Assignor")

      [NAME OF ASSIGNEE] (the ("Assignee")

1. We refer to the Amended and Restated Credit Agreement dated as of December __, 2001, among Dominion Homes, Inc., an Ohio corporation (the "Company"), the institutions from time to time party thereto as Lenders (individually, a "Lender" and collectively, the "Lenders"), The Huntington National Bank ("Huntington") in its separate capacity as issuing bank (the "Issuing Bank"), and Huntington, in its separate capacity as administrative agent for the Lenders and the Issuing Bank (with its successors in such capacity, "Administrative Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2. This Notice of Assignment (this "Notice") is given and delivered to the Company and the Administrative Agent pursuant to Section 12.3(b) of the Credit Agreement.

3. The Assignor and the Assignee have entered into an Assignment and Acceptance, dated as of _________________________________ (the
      "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 4 of Schedule 1 attached hereto of all the aggregate Revolving Credit Commitments under the Credit Agreement. After giving effect to the assignment and transfer referenced in the Assignment, Assignor's Pro Rata Share will be as set forth in Item 5(a) of
      Schedule 1 attached hereto, Assignor's Revolving Credit

      Commitment will be the amount set forth in Item 5(b) of Schedule 1 attached hereto, Assignee's Pro Rata Share will be as set forth in Item 4 of Schedule 1 attached hereto and Assignee's Revolving Credit Commitment will be the amount set forth in Item 5(c) of Schedule 1 attached hereto. The Effective Assignment Date of the Assignment shall be the later of the date specified in Item 2 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3(a) and 12.3(b) of the Credit Agreement have been delivered to the Administrative Agent, provided that the Administrative accepts this Notice of Assignment and the assignment and transfer referenced herein, and provided that the Effective Assignment Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4. The Assignor and the Assignee hereby give to the Company and the Administrative Agent notice of the Assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 2 of Schedule 1 to determine if the Assignment will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Assignment Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment does not become effective on any proposed Effective Assignment Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Assignment Date the processing fee of $2,500 required by Section 12.3(b) of the Credit Agreement.

6. If Notes are outstanding on the Effective Assignment Date in favor of Assignor, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Notes received by it from the Company upon its receipt of new Notes in the appropriate amount.

7. The Assignee advises the Administrative Agent that its notice and payment instructions are set forth in Schedule 1.

8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests and under the Loan Documents will not be "plan assets" under ERISA.

9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Company or the

      Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.(2)

NAME OF ASSIGNOR                            NAME OF ASSIGNEE

By: ________________________________        By: ________________________________

Its:________________________________        Its:________________________________


ACKNOWLEDGED AND CONSENTED                  ACKNOWLEDGED AND CONSENTED
TO BY THE HUNTINGTON NATIONAL               TO BY DOMINION HOMES, INC.
BANK, AS ADMINISTRATIVE AGENT

By: ________________________________        By: ________________________________

Its:________________________________        Its:________________________________

(Attach photocopy of Schedule 1 to Assignment and Acceptance as Schedule 1 hereto)

----------
(2) This paragraph may be eliminated if the Assignee is a party to the Credit Agreement prior to the Effective Assignment Date.

                                   Schedule 1
                                       to
                          to Assignment and Acceptance
                                     and to
                              Notice of Assignment

1.    Date of Assignment and Acceptance                       ________________

2.    Proposed Effective Assignment Date:                     ________________

3.    Amounts (As of Date of Item 1 above):

      a.    Assignor's Pro Rata Share                         ________________%

      b.    Assignor's Revolving Credit Commitment*           $_______________

4.    Assignee's percentage interest in the
      aggregate Revolving Credit
      Commitments (the "Assigned
      Percentage")                                            ________________%

5.    Amounts (Immediately after Effective
      Assignment Date)

      a.    Assignor's Pro Rata Share                         ________________%

      b.    Assignor's Revolving Credit Commitment*           $_______________

      c.    Assignee's Revolving Credit
            Commitment (subject to minimum
            amount, if applicable)*                           $_______________

6.    Notice Address and address of lending
      office for Assignee                                     ________________
                                                              ________________
                                                              ________________

7.    Payment Instructions                                    ________________
                                                              ________________
                                                              ________________

*If the Revolving Credit Commitments have been terminated, insert Pro Rata Share of Revolving Credit Obligations.

Accepted and Agreed:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]


By: ________________________________        By: ________________________________

Title:______________________________        Title:______________________________

               EXHIBIT F TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

                           Form of Subsidiary Guaranty

                               SUBSIDIARY GUARANTY

            This SUBSIDIARY GUARANTY ("Guaranty") is made as of the _________ day of ______________________, 200__, by each Restricted Subsidiary of Dominion Homes, Inc. which is listed on the signature pages hereof or which becomes a party hereto pursuant to Section 23 hereof (each a "Guarantor" and collectively, the "Guarantors"), in favor of The Huntington National Bank (in its individual capacity, "Huntington"), as administrative agent for the Lenders and the issuing bank (with its successors and permitted assigns in such capacity, the "Administrative Agent"), for the ratable benefit of the Lenders and the issuing bank under the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS

      A. Dominion Homes, Inc., an Ohio corporation (the "Company"), the Lenders, Huntington in its separate capacity as issuing bank (with its successors and permitted assigns in such capacity, the "Issuing Bank") and Huntington, in its separate capacity as Administrative Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of December , 2001 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement");

      B. Each Guarantor is a direct or indirect wholly-owned Subsidiary of Company;

      C. The Lenders, the Issuing Bank and the Administrative Agent have required as a condition, among others, to entering into the Credit Agreement, that each Guarantor guarantee the Obligations (as defined below) of the Company;

            NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Company by the Lenders and the Issuing Bank, each Guarantor jointly and severally unconditionally guarantees for the benefit of the Administrative Agent, the Issuing Bank and the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Company, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy). As used herein, "Obligations" means, to the extent arising under the Credit Agreement, under the Notes or under any other Loan Document, all Revolving Credit Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Company to the Administrative Agent, any Lender, the Issuing Bank, any affiliate of the Administrative Agent, any Lender or the Issuing Bank, or any Person entitled to indemnification pursuant to the Credit Agreement or any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising under or in connection with an interest rate agreement with any Lender or any affiliate of a Lender, or by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Company under the Credit Agreement or under any other Loan Document. The term "Obligations" also includes, without limitation, all indebtedness owed by Company to the Administrative Agent, any Lender, the Issuing Bank, any affiliate of the Administrative Agent, any Lender or the Issuing Bank, or any Person entitled to indemnification pursuant to the Credit Agreement or any Loan Document, by reason of credit extended or to be extended to Borrower in the principal amount of $175,000,000.00, pursuant to one or more instruments of indebtedness and related documents.

            (ii) At any time after the occurrence of an Event of Default, each Guarantor shall pay to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, on demand and in immediately available funds, the full amount of the Obligations (including any portion thereof which is not yet due and payable). Each Guarantor further agrees to pay and reimburse the Administrative Agent, the Issuing Bank and the Lenders for, on demand and in immediately available funds, (a) all fees, costs and expenses (including, without limitation, all court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Administrative Agent, the Issuing Bank or the Lenders in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Company or such Guarantor relating to the Credit Agreement, this Guaranty or the transactions contemplated thereby; (2) taking any action with respect to any security or collateral securing the Obligations or such Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Administrative Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses") and (b) interest on (1) the Obligations which do not constitute interest, (2) to the extent permitted by applicable law, the Obligations which constitute interest, and (3) the Expenses, from the date of demand under this Guaranty until paid in full at the per annum rate of interest described in Section 3 of the Credit Agreement. Each Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

            (iii) The Guarantors agree as between themselves and without limiting any liability of any Guarantor hereunder to the Administrative Agent, the Issuing Bank or the Lenders, that to the extent any payment of the Obligations of the Company is required to be made under this Guaranty, each Guarantor shall be responsible for a portion of such payment equal to the product of (a) a fraction, the numerator of which is the net worth (determined in accordance with GAAP) of such Guarantor on the date of such payment and the denominator of which is the aggregate net worth (computed as aforesaid) of the Guarantors, multiplied by (b) the amount of such payment (such product being such Guarantor's "Contribution Amount"). To the extent that any Guarantor (the "Paying Guarantor") shall make a payment in respect of the Obligations of the Company under this Guaranty in excess of its Contribution Amount, the other Guarantors shall reimburse the Paying Guarantor in an amount equal to the excess of such payment over the Paying Guarantor's Contribution Amount, pro rata based on the respective net worths of such other Guarantors at the date enforcement under this Guaranty is sought.

            2. Obligations Unconditional. Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

            (i) the validity, enforceability, avoidance or subordination of any of the Obligations or any of the Loan Documents;

            (ii) the absence of any attempt by, or on behalf of, the Administrative Agent, the Issuing Bank or any of the Lenders to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Company, any Guarantor or other guarantor of the Obligations or any other Person;

            (iii) the election of any remedy by, or on behalf of, the Administrative Agent, the Issuing Bank or any of the Lenders with respect to all or any part of the Obligations;

            (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Administrative Agent, the Issuing Bank or any of the Lenders with respect to any provision of any of the Loan Documents;

            (v) the failure of the Administrative Agent, the Issuing Bank or any of the Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

            (vi) the election by, or on behalf of, the Administrative Agent, the Issuing Bank or any of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (vii) any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

            (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders, the Issuing Bank, or the Administrative Agent for repayment of all or any part of the Obligations or any Expenses; or

            (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company or the Guarantors.

            3. Enforcement; Application of Payments. Upon the occurrence of an Event of Default, the Administrative Agent, the Issuing Bank and/or the Lenders may proceed directly and at once, without notice, against any Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the Company or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Lenders and the Issuing Bank shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantors, the Company or from any other Person on account of the Obligations or any other liability of the Guarantors to the Administrative Agent, the Issuing Bank or any of the Lenders.

            4. Waivers. (i) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Company, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Company as a condition precedent to such Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to the Company or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Administrative Agent, the Issuing Bank or any of the Lenders to secure payment of all or any part of the Obligations.

            (ii) The Administrative Agent, the Issuing Bank and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Company, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

            5. Setoff. At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lenders and the Issuing Bank may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any Indebtedness due or to become due from the Lenders or the Issuing Bank to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of the Lenders or the Issuing Bank or their respective affiliates.

            6. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and any and all other Guarantors and endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and such Guarantor hereby agrees that the Administrative Agent, the Issuing Bank and the Lenders shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Administrative Agent, the Issuing Bank or any of the Lenders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Administrative Agent, the Issuing Bank or such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Administrative Agent, the Issuing Bank or such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

            7. No Marshalling; Reinstatement. Each Guarantor consents and agrees that none of the Administrative Agent, the Issuing Bank or any of the Lenders or any Person acting for or on behalf of the Administrative Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that the Company, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to the Administrative Agent, or the Lenders or the Issuing Bank, or the Administrative Agent, or any Lender or the Issuing Bank receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

            8. Subordination of Subrogation Rights. Each Guarantor hereby subordinates (i) all rights of subrogation (whether contractual, under section 509 of the Bankruptcy Code, under common law, or otherwise) to the claims of the Administrative Agent, the Issuing Bank or any of the Lenders against Company and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and "claims" (as such term is defined in the Bankruptcy Code) against Company which arise in connection with, or as a result of, this Guaranty, to (ii) the prior payment in full (in cash) of the Obligations.

            9. Subordination. Each Guarantor agrees that any and all claims of such Guarantor against the Company, any other Guarantor or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations. No Guarantor shall have any right to possession of any asset of the Company or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid and satisfied and all financing arrangements between the Company and the Lenders and the Issuing Bank have been terminated. Notwithstanding anything contained in this Guaranty to the contrary (but subject to any applicable provisions of the Credit Agreement), if no Event of Default shall have occurred and be continuing, the Company may make regularly scheduled payments of principal of and interest on Indebtedness owing to each Guarantor. If all or any part of the assets of the Company, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Company, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Company is dissolved or if substantially all of the assets of the Company are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of the Company to such Guarantor ("Company Indebtedness") shall be paid or delivered directly to the Lenders and the Issuing Bank for application on any of the Obligations, due or to become due, until such Obligations shall have first been fully paid and satisfied. Each Guarantor irrevocably authorizes and empowers the Administrative Agent and each of the Lenders and the Issuing Bank to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Guarantor such proofs of claim and take such other action, in the Administrative Agent's or such Lender's or the Issuing Bank's own name or in the name of such Guarantor or otherwise, as the Administrative Agent or any Lender or the Issuing Bank may deem necessary or advisable for the enforcement of this Guaranty. Each Lender and the Issuing Bank may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Guarantor upon or with respect to the Company Indebtedness prior to the satisfaction of all of the Obligations and the termination of all financing arrangements between the Company and the Lenders and the Issuing Bank, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and shall forthwith deliver the same to the Administrative Agent, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Administrative Agent, the Issuing Bank and the Lenders. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Issuing Bank or the Lenders, the Administrative Agent, the Issuing Bank or the Lenders, or any of its officers or employees, are hereby irrevocably authorized to make the same. Each Guarantor agrees that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements between the Company and the Lenders and the Issuing Bank have been terminated, such Guarantor will not assign or transfer to any Person any claim such Guarantor has or may have against the Company.

            10. Enforcement; Amendments; Waivers. No delay on the part of the Administrative Agent, the Issuing Bank or any of the Lenders in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, or any other guaranty of, or security, for all or any part of the Obligations, shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent, the Issuing Bank or any of the Lenders of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent, the Issuing Bank or any of the Lenders, except as expressly set forth in a writing duly signed and delivered by the Administrative Agent. Failure by the Administrative Agent or any of the Lenders at any time or times hereafter to require strict performance by the Company, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Administrative Agent, the Issuing Bank or any of the Lenders shall not waive, affect or diminish any right of the Administrative Agent, the Issuing Bank or any of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent, the Issuing Bank or any of the Lenders, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Company or the Guarantors, as applicable, specifying such waiver, and is signed by the Administrative Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Administrative Agent, the Issuing Bank or any of the Lenders permitted hereunder shall in any way affect or impair the Administrative Agent's, the Issuing Bank's or any Lender's rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Company to the Administrative Agent, the Lenders and the Issuing Bank shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

            11. Effectiveness; Termination. This Guaranty shall become effective against any Guarantor upon its execution by such Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Administrative Agent. Such notice shall not affect the right and power of the Administrative Agent, the Issuing Bank or any of the Lenders to enforce rights arising prior to receipt thereof by the Administrative Agent, the Issuing Bank and the Lenders. If any of the Lenders or the Issuing Bank grants loans or takes other action after such Guarantor terminates or revokes its obligations under this Guaranty but before such Lender or the Issuing Bank receives such written notice, the rights of such Lender or the

Issuing Bank with respect thereto shall be the same as if such termination or revocation had not occurred.

            12. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Administrative Agent, the Issuing Bank and the Lenders and their respective successors and assigns; all references herein to the Company and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Company shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

            13. Officer Authority. Each Guarantor authorizes any one of the officers specifically identified in certified resolutions delivered to the Administrative Agent prior to the date hereof or contemporaneously herewith, from time to time, severally and not jointly, on behalf and in the name of such Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of such Guarantor, without notice to or assent by such Guarantor, to do the following: (i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of its obligations under this Guaranty or any document covering any of the security for such Guarantor's obligations under this Guaranty, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with the security for such Guarantor's obligations under this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of such Guarantor, whether now owned or hereafter acquired, in favor of the Administrative Agent; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or the security, if any, for all or any part of the Obligations; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the security for all or any part of the Obligations; and (vi) to take or omit to take any action with respect to this Guaranty, any security for all or any part of the Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned with respect to each Guarantor hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of such Guarantor.

            14. Governing Law. This Guaranty has been executed and delivered by the parties hereto in Columbus, Ohio. Any dispute between the Administrative Agent and any Guarantor arising out of or related to the relationship established between them in connection with this Guaranty, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof.

            15. Certain Consents and Waivers.

            (a) Jurisdiction and Service of Process. Each of the Guarantors agrees that any legal action or proceeding with respect to this Guaranty may be brought in the Court of Common Pleas of Franklin County, Ohio, or in the United States District Court for the Southern District of Ohio, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of the Administrative Agent, the Issuing Bank or any of the Lenders to proceed against any Guarantor in any other jurisdiction.

            (b) Venue. Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Document brought in the courts referred to in section 15(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Waiver of Right to Trial by Jury. EACH OF THE GUARANTORS HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH GUARANTOR OR THE ADMINISTRATIVE AGENT WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE GUARANTORS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EACH OF THE GUARANTORS OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS TO THE WAIVER OF THE RIGHT OF GUARANTORS TO TRIAL BY JURY.

            16. Advice of Counsel. Each Guarantor represents and warrants to the Administrative Agent that it has discussed this Guaranty and, specifically, the provisions of Sections 14 through 17 hereof, with such Guarantor's lawyers.

            17. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

         if to any Guarantor, at:

         c/o Dominion Homes, Inc.
         5501 Frantz Road
         Dublin, Ohio 43017-0766
         Attention: Jon M. Donnell
                    Chief Operating Officer
         Fax: 614/761-6139

         with a copy to:

         Robert A. Meyer, Jr., Esq.
         Senior Vice President and General Counsel
         Dominion Homes, Inc.
         5501 Frantz Road
         Dublin, Ohio 43017-0766
         Fax: 614/761-6139

         if to the Administrative Agent, at

         The Huntington National Bank, Administrative Agent
         41 South High Street
         Columbus, Ohio 43215
         Attention: William R. Remias, Vice President
         Fax: 614/480-3066

         With a copy to:

         Timothy E. Grady, Esq.
         PORTER, WRIGHT, MORRIS & ARTHUR
         41 South High Street
         Columbus, Ohio 43215
         Fax: 614/227-2100

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof, if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof, if transmitted by a telecommunications device.

            18. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            19. Merger. This Guaranty represents the final agreement of each Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between such Guarantor and the Administrative Agent.

            20. Representations and Warranties. Each Guarantor represents and warrants that:

            (a) it is a duly organized or formed and validly existing corporation, partnership, limited partnership, limited liability partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

            (b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party;

            (c) it has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (d) neither the execution, delivery and performance by such Guarantor of the Loan Documents to which it is party nor compliance with the terms and provisions thereof will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Guarantor or its properties and assets, will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Guarantor;

            (d) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which such Guarantor is a party;

            (e) there are no actions, suits or proceedings pending or, to, the knowledge of such Guarantor, threatened with respect to such Guarantor which question the validity or enforceability of any of the Loan Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Loan Documents to which it is a party; and

            (f) as of the date such Guarantor has become a party to this Guaranty, such Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Administrative Agent, the Issuing Bank and the Lenders under this Guaranty and the other Loan Documents to which such Guarantor is a party; such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and such Guarantor is not entering into the Loan Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

            21. Warrant of Attorney. Each of the Guarantors hereby authorizes any attorney at law to appear for such Guarantor in any action on any or all Obligations guaranteed hereby at any time after such Obligations become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and to confess judgment against, such Guarantor in favor of the Administrative Agent, the Issuing Bank, the Lenders, or any of them, for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like as provided for in said Obligations, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered.

            22. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            23. Additional Guarantors. Each of the Guarantors agrees that, if pursuant to Section 8.24 (e) of the Credit Agreement, the Company shall be required to cause any Subsidiary to become a Guarantor, or if for any reason the Company desires any Subsidiary to become a Guarantor, such Subsidiary shall execute and deliver a Subsidiary Guaranty Supplement in the form of Exhibit A attached hereto and shall for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto as of the date of closing.

            IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first set forth above.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS

OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        [NAME OF GUARANTOR]

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

Acknowledged and agreed to as of the _________ day of ____________________, 200_____.

The Huntington National Bank, as Administrative Agent


By:_____________________________________
   Name:________________________________
   Title:_______________________________

                                    EXHIBIT A
                                       TO
                               SUBSIDIARY GUARANTY

                         SUBSIDIARY GUARANTY SUPPLEMENT

            The undersigned hereby agrees to be bound as a Guarantor for purposes of the Subsidiary Guaranty dated as of __________________, 200__, among certain Restricted Subsidiaries of Dominion Homes, Inc. listed on the signature pages thereof and acknowledged by The Huntington National Bank, as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein are used with the meanings given them in the Guaranty.

            The undersigned hereby authorizes any attorney at law to appear for the undersigned in any action on any or all Obligations guaranteed hereby at any time after such Obligations become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and to confess judgment against, the undersigned in favor of the Administrative Agent, the Issuing Bank, the Lenders, or any of them, for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like as provided for in said Obligations, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered.

            Agreed to this __________ day of _________________, 200__.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE

POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        [NAME OF GUARANTOR]

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Notice Address:

              EXHIBIT A-1 TO AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 2001

                          Form of Revolving Credit Note

                              REVOLVING CREDIT NOTE

$____________________              Columbus, Ohio          December ______, 2001

      FOR VALUE RECEIVED, the undersigned Dominion Homes, Inc., an Ohio corporation (the "Company") promises to pay to the order of ____________________ (hereinafter called the "Lender," which term shall include any holder hereof) at the office of the Administrative Agent (as defined below) at 41 South High Street, Columbus, Ohio 43215, the sum of_____________________ Dollars ($____________) or so much thereof as shall have been advanced by the Lender at any time and not hereafter repaid (hereinafter referred to as "Principal Sum") together with interest as hereinafter provided and payable at the time and in the manner hereinafter provided. Subject to the terms of the Credit Agreement, the proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving credit note (this "Note") and prior to maturity. Subject to the terms of the Credit Agreement, each such advance shall be made to the Company upon receipt by the Administrative Agent of the undersigned's Notice of Borrowing, which shall be in such form prescribed by the Credit Agreement. The Administrative Agent shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Administrative Agent to be the undersigned, or the undersigned's authorized agent. The undersigned agrees that all advances made by the Lender will be evidenced by entries made into the electronic data processing system or internal memoranda maintained by the Administrative Agent. The undersigned further agrees that the sum or sums shown on the most recent printout from the Administrative Agent's electronic data processing system or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

      This Note is issued pursuant to, is entitled to the benefits of, and the advances contemplated hereunder are to be made pursuant to a certain Amended and Restated Credit Agreement by, between, and among the undersigned, the Lender and the institutions from time to time party thereto as lenders (collectively, the "Lenders"), The Huntington National Bank ("Huntington") in its separate capacity as issuing bank (the "Issuing Bank"), and Huntington in its separate capacity as administrative agent for the Lenders and the Issuing Bank (with its successors in such capacity, "Administrative Agent"), dated as of December , 2001, and all amendments, modifications, and supplements thereto from time to time (herein the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings so defined in the Credit Agreement.

INTEREST

      Interest will accrue on the unpaid balance of the Principal Sum at the rates set forth in Section 3 of the Credit Agreement.

MANNER OF PAYMENT

      All payments of the Principal Sum and accrued interest in respect of this Note shall be made to the Administrative Agent not later than 1:00 p.m. (Ohio time) on the date due at the address set forth above to the Administrative Agent in lawful money of the United States of America in immediately available funds. The Principal Sum shall be due and payable on the Revolving Credit Termination Date, and upon acceleration of the Principal Sum in accordance with the terms of the Credit Agreement. The Company also promises to pay interest on the unpaid Principal Sum borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the time determined in accordance with the provisions of the Credit Agreement.

LATE CHARGE

      In addition to all of the Lender's other rights and remedies, any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

DEFAULT

      Upon the occurrence of any Event of Default specified in the Credit Agreement, the Principal Sum and accrued interest may become forthwith due and payable, all as provided in the Credit Agreement.

GENERAL PROVISIONS

      The undersigned, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. The Lender shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

      The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof.

      The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

      THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED OR THE LENDER WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE UNDERSIGNED OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE UNDERSIGNED TO THE WAIVER OF THE RIGHT OF THE UNDERSIGNED TO TRIAL BY JURY.

WARRANT OF ATTORNEY

      The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Lender for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Lender, and the undersigned hereby expressly waives any conflict of interest that may exist by virtue of such representation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                             DOMINION HOMES, INC.


                                             By:________________________________
                                             Its:_______________________________